UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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KEMET CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606
June 19, 2017
Dear Stockholder:
You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) which will be held on Wednesday, August 2, 2017, at 10:30 a.m., local time, at KEMET Corporation, 2835 Kemet Way, Simpsonville, South Carolina.
Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about June 19, 2017, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the close of business on June 5, 2017. On the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.
Even if you choose to attend the Annual Meeting in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting by Internet or phone. The Notice will contain instructions to allow you to request copies of the proxy materials to be sent to you by mail. Any proxy materials mailed to you will include a proxy card that you may use to cast your vote by completing, signing and returning the proxy card by mail (or voting instruction form, if you hold shares through a broker). Your vote is extremely important, and we appreciate you taking the time to vote promptly. If you attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.
Sincerely,
Frank G. Brandenberg
Chairman of the Board of Directors

KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of KEMET Corporation (the “Corporation”) will be held on Wednesday, August 2, 2017, at 10:30 a.m., local time, at KEMET Corporation, 2835 Kemet Way, Simpsonville, South Carolina, to consider and take action with respect to the following matters:

1)	The election of three directors, each for a three-year term or until his successor is duly elected and qualified.

2)	The ratification of the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending March 31, 2018.

3)	The approval of the KEMET Corporation Omnibus Incentive Plan.

4)	Advisory approval of the compensation paid to the Corporation’s Named Executive Officers.

5)	The advisory vote on the frequency with which stockholders should have the opportunity to provide an advisory approval of the compensation paid to our Named Executive Officers.

6)	The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Holders of record of the Corporation’s Common Stock as of the close of business on June 5, 2017 are entitled to receive notice of and to vote on all matters presented at the meeting and at any adjournments or postponements thereof.
Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience. Your shares cannot be voted unless you (i) vote by Internet, (ii) vote by phone, (iii) request that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing and returning the proxy card by mail or (iv) attend the Annual Meeting and vote in person. In addition, your proxy is revocable at any time before it is voted by written notice to the Secretary of the Corporation or by delivery of a later-dated proxy.

By order of the Board of Directors,
R. James Assaf Secretary
June 19, 2017

KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606
PROXY STATEMENT
2017 Annual Meeting of Stockholders
August 2, 2017
This proxy statement is being furnished to the holders of common stock, par value $0.01 per share (the “Common Stock”), of KEMET Corporation (the “Corporation” or “KEMET”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the “Board of Directors” or “Board”) for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 2, 2017, at KEMET Corporation, 2835 Kemet Way, Simpsonville, South Carolina, and at any adjournments or postponements thereof.
In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, the Corporation furnishes proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of our proxy materials other than as described herein. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet or by phone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the Notice.
It is anticipated that the Notice will be sent to stockholders on or about June 19, 2017 to holders of record of Common Stock as of the close of business on June 5, 2017. This proxy statement and the form of proxy relating to the Annual Meeting will be made available via the Internet to stockholders on the date that the Notice is first sent.
All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no direction is indicated, the proxies will vote the shares represented thereby FOR the election of each of the directors described herein, FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2018, FOR the approval of the KEMET Corporation Omnibus Incentive Plan, FOR the advisory approval of the compensation paid to the Corporation’s Named Executive Officers, FOR “1 Year” with respect to the advisory vote on the frequency with which the Corporation will hold future advisory votes on the approval of the compensation paid to our Named Executive Officers and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in accordance with the recommendation of the Corporation’s management.
Voting your proxy by Internet or telephone or by returning your completed proxy by mail will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Corporation prior to the Annual Meeting or by submission of a later-dated proxy.
Each outstanding share of Common Stock entitles the holder thereof to one vote. On June 5, 2017, the record date, there were 47,536,558 shares of Common Stock outstanding. The presence in person or by proxy of a majority of such shares of Common Stock shall constitute a quorum. Pursuant to Delaware law, abstentions are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum. Under Delaware law, broker “non-votes” are considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.
Each director nominee shall be elected to the Board of Directors by vote of the majority of the votes cast with respect to that director nominee’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the director nominees shall be elected by a plurality of the votes cast. The Amended and Restated By-laws of the Corporation provide that a majority of the votes cast means the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee. The affirmative vote of the majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending March 31, 2018, to approve the KEMET Corporation Omnibus Incentive Plan and to approve on an advisory basis the compensation paid to the Corporation’s Named Executive Officers. The choice for the frequency with which advisory votes on the compensation paid to the Corporation’s Named Executive Officers receiving the most stockholder votes will be deemed the choice of the stockholders.
Abstentions will have no effect on the election of directors because abstentions do not count as votes cast. Abstentions will be counted as votes against the ratification of Ernst & Young LLP as the independent registered public accounting firm, the approval of the KEMET Corporation Omnibus Incentive Plan and the advisory approval of the compensation paid to the Named Executive Officers since abstentions represent shares entitled to vote and thus are included in the denominator in determining the approval percentage. However, abstentions will be deemed to have no effect on the approval of the frequency with which we will solicit future advisory votes on executive compensation because the frequency choice receiving the most votes will be deemed the choice of the stockholders.
When a matter is not routine and the brokerage firm has not received voting instructions from the stockholder, the brokerage firm cannot vote the shares on that matter. This is called a broker “non-vote.” The ratification of the selection of independent auditors is considered a routine matter. The election of directors, the approval of the KEMET Corporation Omnibus Incentive Plan, the advisory approval of the compensation paid to the Named Executive Officers and the advisory vote on the frequency with which stockholders should have the opportunity to provide an advisory approval of the compensation paid to our Named Executive Officers are not considered routine matters, and as such, broker non-votes will have no effect on these proposals because they are not “entitled to vote” on such proposals.

PROPOSAL TO ELECT THREE DIRECTORS
The Corporation’s Restated Certificate of Incorporation provides that the Board of Directors will consist of not more than nine nor fewer than three directors with the number of directors to be established from time to time by the Board of Directors by resolution.
The Board of Directors is currently comprised of nine directors divided into three classes (Messrs. Brandenberg, Borruso and Maddrey—2017; Dr. Backes and Messrs. Bedi and Loof—2018; and Messrs. Kotzubei and Paul and Ms. Matsumoto—2019). The term of each class expires in different years. The nominees for election to the Board of Directors this year are Frank G. Brandenberg, Joseph V. Borruso and E. Erwin Maddrey, II, each of whom are currently directors of the Corporation, and have been nominated to serve for a three-year term or until his successor is duly elected and qualified. The Board of Directors expects the nominees named above to be available for election. In case the nominees are not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors.
Provided that a quorum is present, each director nominee will be elected at the Annual Meeting by a majority of the votes cast with respect to that director nominee’s election, provided that if the number of nominees exceeds the number of directors to be elected, the director nominees shall be elected by a plurality of the votes cast. The Amended and Restated Bylaws of the Corporation provide that a majority of the votes cast means the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee. There is no right to cumulative voting as to any matter, including the election of directors.
The following sets forth, among other matters, information as to each continuing director and each nominee for director: (i) their age, as of June 5, 2017; (ii) all positions and offices with the Corporation; (iii) principal occupation and employment during the past five years; (iv) current directorships of publicly-held companies or registered investment companies; (v) other previous directorships of publicly-held companies or registered investment companies during the past five years; (vi) period of service as a director of the Corporation; and (vii) particular experience, qualifications, attributes or skills, beyond those described above, which led to the Corporation’s Board of Directors to conclude that such director or nominee for director should serve as a director of the Corporation.
The Board of Directors recommends a vote “FOR” the re-election of each of Frank G. Brandenberg, Joseph V. Borruso and E. Erwin Maddrey, II to the Board of Directors, each to serve for a three-year term or until his successor is duly elected and qualified.
Nominees for Board of Directors
Frank G. Brandenberg, 70, Chairman and Director, was named such in October 2003. Before his retirement in 2003, Mr. Brandenberg was a Corporate Vice President and Sector President of Northrop Grumman Corporation from July 2001 to December 2003. Prior to joining Northrop, he previously spent 28 years at Unisys where his last position was Corporate Vice President and President, Client/Server Systems, and then later served as the President and Chief Executive Officer of EA Industries, Inc. Mr. Brandenberg served as Senior Vice President and Group Executive with Litton Industries, Inc. from November 1999 until its acquisition by Northrop in April 2001. Since January 2012, Mr. Brandenberg has served as the Chief Executive Officer of Auto-Lab, LLC, a private company and franchiser of automotive repair and maintenance facilities. He received a Bachelor of Science degree in Industrial Engineering and a Masters of Science degree in Operations Research from Wayne State University and completed the Program for Management Development at the Harvard Business School. The Corporation’s Board of Directors believes that it benefits from Mr. Brandenberg’s experience in high-tech component businesses as well as with leading companies in the military/aerospace and computer‑related industries, significant market segments into which the Corporation sells its products. The Corporation also benefits from Mr. Brandenberg’s previous public company board experience.
Joseph V. Borruso, 77, Director, was named such in March 2008. Mr. Borruso is currently the President of AOEM Consultants, LLC, a business consulting firm for automotive suppliers, and has served in such capacity since July 2005. Mr. Borruso served as President and Chief Executive Officer of Hella North America, a manufacturer of automotive lighting and electronics, from 1999 through his retirement in May 2005. Prior thereto, he served in various senior management positions, most recently as Executive Vice President of Sales, for the Bosch Automotive Group N.A. from 1983 to 1999. From April 2012 through October 2015, Mr. Borruso served on the board of directors of Gibbs Sports Amphibians Inc. The Corporation’s Board of Directors believes that it benefits from Mr. Borruso’s extensive experience in the automotive supplier industry, a key market segment into which the Corporation sells its products. In addition, Mr. Borruso’s international experience while at Bosch Automotive Group N.A. and Hella North America provides value from a global business perspective.
E. Erwin Maddrey, II, 76, Director, was named such in May 1992. Mr. Maddrey is President of Maddrey and Associates, a personal investments vehicle, and has served in such capacity since July 2000. Mr. Maddrey was President, Chief Executive Officer, and a Director of Delta Woodside Industries, a textile manufacturer, from 1984 through June 2000. Prior thereto, Mr. Maddrey served as President, Chief Operating Officer, and Director of Riegel Textile Corporation. Mr. Maddrey also serves on the board of directors for Blue Cross/Blue Shield of South Carolina as well as several non-profit organizations including the Furman University Board of Trustees. Mr. Maddrey retired as director of Delta Apparel, Inc. in November 2012. The Corporation’s Board of Directors believes that it benefits from the broad expertise acquired by Mr. Maddrey as an officer and director in a variety of for-profit and not-for-profit organizations, including extensive financial experience which allows Mr. Maddrey to serve effectively as the Chairman of the Corporation’s Audit Committee. The Corporation also benefits from Mr. Maddrey’s previous public company board experience.
Continuing Directors
Dr. Wilfried Backes, 74, Director, was named such in March 2008. Dr. Backes served as Executive Vice President and Chief Financial Officer of EPCOS AG, a major publicly-traded passive electronic components company headquartered in Germany, from 2002 through his retirement in 2006. Dr. Backes previously served as Executive Vice President, Chief Financial Officer and Treasurer of Osram Sylvania, Inc. from 1992 to 2002. Prior to that time, Dr. Backes held various senior management positions with Siemens AG including the position of President and Chief Executive Officer of Siemens

Components, Inc. from 1989 to 1992. He received Diplom-Volkswirt and Dr. rer. pol. Degrees from Rheinische Friedrich-Wilhelms-Universität in Bonn, Germany. The Corporation’s Board of Directors believes that it benefits from Dr. Backes’ fifteen years of international experience within the electronic passive components industry, as well as his experience in the industrial/lighting industry, the Corporation’s largest market segment into which it sells its products. In addition, Dr. Backes’ strong financial background adds accounting expertise to both the Corporation’s Board of Directors and its Audit Committee.
Gurminder S. Bedi, 69, Director, was named such in May 2006. Mr. Bedi served as Vice President of Ford Motor Company from October 1998 through his retirement in December 2001. Mr. Bedi served in a variety of other managerial positions at Ford Motor Company for more than thirty years. He is currently on the board of directors of Actuant Corporation and Blue Bird Corporation, and previously served as a director of Compuware Corporation from 2002 until December 2014, (including Chairman from April 2013 through December 2014). He earned a Bachelor of Science degree in Mechanical Engineering from George Washington University and a Masters of Business Administration degree from the University of Detroit. The Corporation’s Board of Directors believes that it benefits from Mr. Bedi’s strong technical background, as well as his extensive experience with Ford Motor Company, a global leader in the automotive industry, a key market segment into which the Corporation sells its products. The Corporation also benefits from Mr. Bedi’s previous public company board experience.
Jacob T. Kotzubei, 48, Director, was named such in October 2011. Mr. Kotzubei joined Platinum Equity Advisors, LLC (“Platinum Equity”), a private equity firm, in 2002 and is a Partner at the firm. Mr. Kotzubei serves as an officer and/or director of a number of Platinum Equity’s portfolio companies. Prior to joining Platinum Equity in 2002, Mr. Kotzubei worked for 4½ years for Goldman Sachs’ Investment Banking Division in New York City. Previously, he was an attorney at Sullivan & Cromwell LLP in New York City, specializing in mergers and acquisitions. Mr. Kotzubei serves on the board of directors for Ryerson Holding Corporation and Ryerson Inc. Mr. Kotzubei received a Bachelor’s degree from Wesleyan University and holds a Juris Doctor from Columbia University School of Law where he was elected a member of the Columbia Law Review. The Corporation’s Board of Directors believes that it benefits from Mr. Kotzubei’s experience in executive management oversight, private equity, capital markets, mergers and acquisitions and related transactional matters.
Per-Olof Loof, 66, Chief Executive Officer and Director, was named such in April 2005. Mr. Loof was previously the Managing Partner of QuanStar Group, LLC, a management consulting firm and had served in such capacity since December 2003. Prior thereto, he served as Chief Executive Officer of Sensormatic Electronics Corporation and in various management roles with Andersen Consulting, Digital Equipment Corporation, AT&T and NCR. Mr. Loof serves on several charity boards including the Boca Raton Regional Hospital and the International Centre for Missing & Exploited Children. He received a “civilekonom examen” degree in economics and business administration from the Stockholm School of Economics. The Corporation’s Board of Directors believes that it benefits from Mr. Loof’s successful management experience with leading global companies, including his leadership of Sensormatic Electronics Corporation, a New York Stock Exchange company until its acquisition by Tyco International Ltd. in 2001. These experiences and Mr. Loof’s ongoing leadership of the Corporation and interaction with the Corporation’s customers and suppliers provide the Board of Directors with industry expertise and a deep understanding of the Corporation’s business and operations and the economic environment in which it operates.
Yasuko Matsumoto, 53, Director, was named such in June 2017. Ms. Matsumoto is currently employed as the General Manager, Affiliated Company Department, Corporate Strategy Division of NEC Corporation (“NEC”). She joined NEC in 1986 and served in a variety of managerial positions with NEC and its subsidiaries, including Manager, Corporate Finance Division, of NEC Capital Solutions Limited. In April 2012 Ms. Matsumoto was appointed Senior Manager, Affiliate Company Department, Corporate Strategy Division; and in April 2013 she was named Department Manager, Energy Service Department, Smart Energy Business Unit prior to her appointment in February 2014 to her current position. Ms. Matsumoto currently serves on the board of directors of Nippon Avionics Co., Ltd. (listed on the Tokyo Stock Exchange), Netcracker Technology Corporation and NEC Energy Devices, Ltd. Ms. Matsumoto served as a director of NEC TOKIN Corporation from 2011 until its acquisition by the Corporation on April 19, 2017. Ms. Matsumoto received a Bachelor of Economics degree from Sophia University and is a graduate of the Executive Management Program of the University of Tokyo. The Corporation’s Board of Directors believes that it benefits from Ms. Matsumoto’s financial and mergers and acquisitions expertise, her experience with the automotive industry and with the Asian electronics components market, and her experience with, and access to, the Asian financial market.

Robert G. Paul, 75, Director, was named such in July 2006. Mr. Paul is the former President of the Base Station Subsystems Unit of Andrew Corporation, a global designer, manufacturer, and supplier of communications equipment, services, and systems, from which he retired in March 2004. From 1991 through July 2003, he was President and Chief Executive Officer of Allen Telecom Inc. which was acquired by Andrew Corporation during 2003. Mr. Paul joined Allen Telecom in 1970 where he built a career holding various positions of increasing responsibility including Chief Financial Officer. Mr. Paul currently serves on the board of directors of Comtech Telecommunications Corp., and previously served on the board of directors of Rogers Corporation from April 2000 through May 2016. He earned a Bachelor of Science degree in Mechanical Engineering from the University of Wisconsin-Madison and a Masters of Business Administration degree from Stanford University. The Corporation’s Board of Directors believes that it benefits from Mr. Paul’s extensive experience in the communications industry, one of the primary market segments into which the Corporation sells its products. Mr. Paul’s strong financial background adds accounting expertise to both the Corporation’s Board of Directors and its Compensation Committee. In addition, Mr. Paul’s experience running a public company with markets throughout the world and manufacturing plants in Europe, Asia and the Americas provides a strong fit with the Corporation’s global markets and operations. The Corporation also benefits from Mr. Paul’s previous public company board experience.
There are no family relationships among the Corporation’s directors or executive officers.
Information about the Board of Directors
On June 13, 2017, the Board of Directors increased the size of the Board to nine members and elected Yasuko Matsumoto to fill the resulting vacancy. Ms. Matsumoto was recommended to the Nominating and Corporate Governance Committee by the chief executive officer and other executive officers, as she was known to them because of her service on the board of directors of NEC TOKIN Corporation prior to its acquisition by the Corporation.
The Board of Directors held six meetings (exclusive of committee meetings) during the fiscal year ended March 31, 2017. Each current director attended at least 75% of the number of meetings that he or she was eligible to attend during the fiscal year ended March 31, 2017 of the Board of Directors and all committees on which such director served, with the exception of Mr. Kotzubei, who attended three of the six Board meetings. The Corporation has not adopted a formal policy with respect to directors’ attendance at annual meetings of the stockholders of the Corporation. The Corporation encourages, but does not require, directors to attend. Of the Corporation’s eight directors at such time, seven were in attendance at the 2016 Annual Meeting of Stockholders. In accordance with the Corporation’s Corporate Governance Guidelines, Frank G. Brandenberg, as Chairman of the Board, presided over all Board meetings and all regularly scheduled executive sessions of the non-management directors of the Corporation. The Board of Directors has established the following permanent committees, the functions and current members of which are noted below. All of the committees of the Board of Directors operate under charters, current copies of which can be found on our website at http://ir.kemet.com where you can click on the “Corporate Governance” link for each of the committee charters.
Audit Committee. The Audit Committee of the Board of Directors currently consists of: Mr. Maddrey (Chairman of the Audit Committee), Dr. Backes and Mr. Borruso. All members of the Audit Committee are independent as defined in the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended (“Exchange Act”), and the listing rules of the New York Stock Exchange (“NYSE”). The Board of Directors has determined that at least one member of the Audit Committee, Mr. Maddrey, is an “audit committee financial expert” serving on the Audit Committee within the meaning of the Securities and Exchange Commission (the “SEC”) rules and regulations. In addition, Dr. Backes and Mr. Borruso also have prior financial statement experience: Dr. Backes has served at various times as president, chief executive officer, chief financial officer and treasurer in prior companies; and Mr. Borruso has served as president and chief executive officer in current and prior companies. Mr. Maddrey has served as president of current and prior companies and on audit committees with other companies. The Audit Committee, among other duties, employs the independent auditors, pre-approves all services performed by the independent auditors, reviews the internal and external financial reporting of the Corporation, reviews the scope of the independent audit, considers comments by the auditors regarding internal controls and accounting procedures and management’s response to those comments, and reviews services provided by the independent auditors and other disclosed relationships as they bear on the independence of the independent auditors. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee met seven times during the fiscal year ended March 31, 2017.
Compensation Committee. The Compensation Committee of the Board of Directors currently consists of Mr. Paul (Chairman of the Compensation Committee), Dr. Backes and Messrs. Bedi and Borruso. All members of the Compensation Committee are independent within the meaning of the listing rules of the NYSE. The Compensation Committee, among other duties, establishes the total compensation package provided to the Chief Executive Officer and the Corporation’s Named Executive Officers, and reviews and/or approves the actual compensation (including base pay adjustments and any annual and long-term incentive payouts) paid to all senior executive officers of the Corporation, including all direct reports of the Chief Executive Officer. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Compensation Committee met six times during the fiscal year ended March 31, 2017.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Bedi (Chairman of the Nominating and Corporate Governance Committee), Maddrey and Paul, all of whom are independent within the meaning of the listing rules of the NYSE. The Nominating and Corporate Governance Committee, among other duties, is authorized to review the Corporation’s governance practices, including the composition of the Board, and to make recommendations to the Board concerning nominees for election as directors, including nominees recommended by stockholders. The Nominating and Corporate Governance Committee is also responsible for overseeing an annual self-evaluation of the Board to determine whether the Board is functioning effectively and how it might enhance its effectiveness. In fiscal 2017, as part of its annual review of the board evaluation process, the Nominating and Corporate Governance Committee engaged an independent third-party consultant to assist with the evaluation process and to provide a Board skills set analysis. The evaluation process involved members of the Board completing a questionnaire evaluating the performance of the Board, and participating in interviews with representatives of the independent third-party consultant. Following completion of the review, the results were discussed by the Board. The Nominating and Corporate Governance Committee anticipates periodically utilizing this approach in future years to obtain independent assessments of the Board’s performance. The Nominating and Corporate Governance Committee met four times during the fiscal year ended March 31, 2017.
A stockholder who wishes to recommend a prospective nominee for the Board should notify the Corporation’s Corporate Secretary in writing with supporting material that the stockholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Corporation’s By-laws relating to stockholder nominations. Once the Nominating and Corporate Governance Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Nominating and Corporate Governance Committee with the recommendation of the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines that additional consideration is warranted, it will engage a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the prospective nominee against certain standards and qualifications. The Nominating and Corporate Governance Committee selects individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Corporation’s stockholders. In addition, pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee evaluates the prospective nominee against a set of criteria for Board membership which includes factors relating to business experience, diversity, occupation, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. Pursuant to the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee periodically reviews the director recruitment and selection process to ensure that diversity remains a component of any director search. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee determines the nominees who it will recommend to the Board.
Director Independence. The Board undertook its annual review of director independence in May 2017. During this review, the Board inquired about transactions and relationships between each director or any member of his or her immediate family and the Corporation and its subsidiaries and affiliates. The Board also inquired about transactions and relationships between directors or their affiliates and members of the Corporation’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.
Two of the directors determined to be independent by the Board have or had a relationship with the Corporation other than as a director. In evaluating the independence of Mr. Kotzubei, the Board considered that (i) Mr. Kotzubei is a Partner of Platinum Equity Advisors, LLC and (ii) K Equity, LLC (“K Equity”), an affiliate of Platinum Equity Advisors, LLC, has a warrant representing the right to purchase 8.4 million shares of Common Stock. In determining that Mr. Kotzubei is independent, the Board favorably considered that (i) Mr. Kotzubei meets the NYSE independence tests, (ii) the NYSE does not view ownership of even a significant amount of stock, by itself, as a bar to an independence determination, (iii) the loans with K Equity have been extinguished, (iv) the term of the Corporate Advisory Services Agreement with Platinum Equity Advisors, LLC, as well as the advisory fee payable thereunder, were both fixed as of its May 5, 2009 effective date, and the term expired on June 30, 2013, and (v) the warrant rights of K Equity closely align K Equity’s interests with the Corporation’s stockholders.
In evaluating the independence of Ms. Matsumoto, the Board considered that Ms. Matsumoto previously served on the board of directors of NEC TOKIN Corporation (“TOKIN”) prior to its acquisition by the Company on April 19, 2017, and is an employee of NEC Corporation, with which the Company had been a joint venture partner in TOKIN. In determining that Ms. Matsumoto is independent, the Board favorably considered that (i) Ms. Matsumoto meets the NYSE independence tests, (ii) Ms. Matsumoto no longer serves on the board of directors of TOKIN, (iii) other than in respect of the acquisition of the portion of TOKIN that it did not previously own, which acquisition was completed prior to Ms. Matsumoto’s appointment to the Board, the Corporation has no material business relationship with NEC and (iv) Ms. Matsumoto had served on TOKIN’s board of directors upon the direction of NEC, as one of NEC’s representatives, and had therefore not served upon the direction of the Corporation or its management.
As a result of this review, the Board affirmatively determined that all of the directors, including the Chairman, Frank G. Brandenberg, are independent of the Corporation and its management within the meaning of the SEC’s rules and regulations and the NYSE rules and regulations, with the exception of Mr. Per-Olof Loof, who is considered to be a non-independent director because he is a member of the Corporation’s management.
Board Leadership Structure. Currently, the positions of Chairman of the Board and Chief Executive Officer of the Corporation are held by separate individuals, with Mr. Loof serving as CEO and Mr. Brandenberg serving as Chairman of the Board. The Board believes that at the current time this structure is best for the Corporation, as it allows Mr. Loof to focus on the Corporation’s strategy, business and operations, while enabling Mr. Brandenberg to assist with Board matters and serve as a liaison between the Board and the Corporation’s management.
Role in Risk Oversight. As the Corporation’s principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Corporation’s risk management practices. According to the Corporation’s Corporate Governance Guidelines, the Board of Directors’ risk responsibilities include assessing major risks facing the Corporation, including those relating to cyber security, and reviewing options for their mitigation; monitoring ethical behavior; monitoring compliance with laws and regulations, the Corporation’s Global Code of Conduct (“Code of Conduct”), auditing and accounting principles and the Corporation’s own governing documents; assessing its own effectiveness in fulfilling these and other Board responsibilities; and overseeing the procedures in place to ensure the integrity of the Corporation’s financial statements. The Board of Directors believes it has in place effective processes to identify and oversee the material risks facing the Corporation and that these processes are consistent with, and provide additional support for, the current leadership structure of the Board of Directors. Certain risk management functions have been delegated to committees of the Board of Directors.
Pursuant to the Audit Committee Charter, one of the primary roles and responsibilities of the Audit Committee is to monitor the integrity of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting and associated legal compliance. Under the Audit Committee Charter, the Audit Committee will, among other responsibilities and duties:

•
Consider and review with management, the internal audit group and the independent public accountants the effectiveness or weakness of the Corporation’s internal controls. Develop in consultation with management a timetable for implementing recommendations to correct identified weaknesses.

•
Review the coordination between the independent public accountants and internal auditors; review the risk assessment processes, scope and procedures of the Corporation’s internal audit work and whether such risk assessment process, scope and procedures are adequate to attain the internal audit objectives as determined by the Corporation’s management and approved by the committee; and review the quality and composition of the Corporation’s internal audit staff.

•
Review management’s monitoring of the Corporation’s compliance with laws and the Corporation’s Code of Conduct and ensure that management has proper review systems in place to ensure that the Corporation’s financial statements, reports and other information disseminated to governmental organizations and the public satisfy legal requirements.

•
Provide oversight of the Corporation’s safety, health and environmental programs, including a periodic review of accident frequency and severity statistics, programs to promote safe work habits, serious statutory violations or resulting citations, and any potential legal and/or financial liabilities in excess of $100,000 that may exist due to non-compliance with any safety, health or environmental law or regulation.

The Corporation’s Chief Compliance Officer provides reports to the Audit Committee concerning activities related to the Corporation’s whistleblower hotline and other compliance issues.
The Compensation Committee reviews the Corporation’s compensation policies and practices to ensure that no such practices or policies create a reasonable likelihood of a material adverse effect on the Corporation. Additional information on the process and procedures for executive compensation determinations, including the role of management and compensation consultants, is contained in “Compensation Discussion and Analysis” below. For the fiscal year ended March 31, 2017, the Compensation Committee determined that none of the Corporation’s compensation policies or practices were reasonably likely to have a material adverse effect on the Corporation.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of the Corporation, and no executive officer of the Corporation served on the Compensation Committee or board of directors of any entity that employed any member of the Corporation’s Compensation Committee or Board of Directors. In addition, no other “compensation committee interlocks” existed during the fiscal year ended March 31, 2017.

Compensation of Directors
During the fiscal year ended March 31, 2017, the compensation of the non-employee members of our Board of Directors was as follows (employee directors are not compensated for their service on our Board of Directors):

•	Each director was paid a director’s fee at the annual rate of $70,000.

•	The Chairman received an annual retainer of $35,000.

•	The Chairman of the Audit Committee of the Board received an annual retainer of $15,000, and each other member of the Audit Committee received an annual retainer of $10,000.

•	The Chairman of the Compensation Committee received an annual retainer of $15,000, and each other member of the Compensation Committee received an annual retainer of $10,000.

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The Chairman of the Nominating and Corporate Governance Committee received an annual retainer of $10,000, and each other member of the Nominating and Corporate Governance Committee received an annual retainer of $5,000.

•	All directors were reimbursed for out-of-pocket expenses incurred in connection with attending meetings.

•	No additional fees were paid for attendance at meetings of the Board or a Committee of the Board.

•
Each non-employee director received an annual grant of 10,000 restricted stock units (“Director RSUs”), which vest, based on the director’s continued service, one day prior to the Annual Meeting of Stockholders for the fiscal year in which they are issued. Upon settlement, each Director RSU is converted into a share of restricted Common Stock and delivered to the director. Prior to the grant date, each director can elect to defer the settlement of his Director RSUs beyond the vesting date to a specific later date or to the termination date of his service on the Board. Restricted shares of Common Stock that have been converted from Director RSUs are 100% vested on the date of settlement; however they are restricted and cannot be sold until 90 days after the director resigns from his position as a member of the Board.

The Corporation uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. Periodically the Board of Directors approves changes to non-employee director compensation after review of recommendations from the Compensation Committee.  In recommending the levels of director cash and equity compensation, the Compensation Committee considers the significant amount of time that directors expend in fulfilling their duties to the Corporation as well as the skill-level required by the Corporation of members of the Board of Directors. The Compensation Committee also examines compensation of directors at manufacturing companies with revenues comparable to the Corporation.  None of the non-employee directors participate in a defined benefit plan or non-qualified deferred compensation plan sponsored or contributed to by the Corporation.

DIRECTOR COMPENSATION TABLE
The table below provides information concerning the compensation of the Corporation’s non-employee directors for the fiscal year ended March 31, 2017. The table below does not include information with respect to the Corporation’s Chief Executive Officer, Mr. Loof, as he is also a Named Executive Officer of the Corporation. As an employee-director, Mr. Loof is not compensated for his service as a director of the Corporation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Dr. Wilfried Backes	90,000	34,500	124,500
Gurminder S. Bedi	90,000	34,500	124,500
Joseph V. Borruso	90,000	34,500	124,500
Frank G. Brandenberg	105,000	34,500	139,500
Jacob T. Kotzubei	70,000	34,500	104,500
E. Erwin Maddrey, II	90,000	34,500	124,500
Yasuko Matsumoto (2)	n/a	n/a	n/a
Robert G. Paul	90,000	34,500	124,500

(1)
Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for the following restricted stock unit grants: 10,000 Director RSUs with a grant date fair value of $34,500 granted on August 1, 2016 to each of Dr. Backes and Messrs. Bedi, Borruso, Brandenberg, Kotzubei, Maddrey and Paul.

(2)	Ms. Matsumoto was first appointed to the Board on June 13, 2017.
Stock Ownership Guidelines
To directly align the interests of the directors with the interests of the stockholders, the Compensation Committee established guidelines stipulating that each director should maintain a minimum ownership interest in the Corporation. Mr. Loof as a member of management has a target to own and retain a minimum number of shares totaling in value five times his annual base salary (discussed further in the Compensation Discussion and Analysis). Non-employee directors have a target to own and retain a minimum number of shares totaling in value three times their annual cash retainer ($70,000 in fiscal year 2017). The time period during which such minimum number of shares is to be acquired and retained is targeted five years from the year in which such director was first elected. The following represents each non-employee director’s attainment of his or her targeted Corporation share ownership, based on the number of shares beneficially owned and the closing price of the Corporation’s common stock as of March 31, 2017:

Name	Attainment of Targeted Corporation Share Ownership
Dr. Wilfried Backes	447.6%
Gurminder S. Bedi	428.6%
Joseph V. Borruso	445.0%
Frank G. Brandenberg	435.4%
Jacob T. Kotzubei	264.2%
E. Erwin Maddrey, II	354.8%
Yasuko Matsumoto (1)	—%
Robert G. Paul	425.7%
(1)    Ms. Matsumoto was first appointed to the Board on June 13, 2017.

As persons with access to material non-public information regarding the Corporation, our directors are restricted in their ability to trade our securities in accordance with applicable law and the guidelines contained in our insider trading policy.
Stockholder Communication with the Board of Directors
Stockholders and other parties interested in communicating directly with the Chairman or with the non-management directors as a group may do so by writing to Chairman of the Board of Directors, KEMET Corporation, P.O. Box 5928, Greenville, South Carolina 29606.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Corporation’s officers, directors and persons who beneficially own more than 10% of a registered class of the Corporation’s equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.
Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that during the period from April 1, 2016 through March 31, 2017, all the Corporation’s officers, directors and greater than ten-percent beneficial owners complied with the Section 16(a) filing requirements applicable to them.
Review, Approval or Ratification of Transactions with Related Persons
Our directors and executive officers (and other employees) are expected to adhere to the Corporation’s Code of Conduct. Our Code of Conduct is available free of charge on the Corporation’s website at http://ir.kemet.com where you can click on the link to “Corporate Governance,” then “Global Code of Conduct.” In the event that any action arises or is proposed that would require a waiver of or a deviation from our Code of Conduct, or in the event that any actual or potential conflict of interest arises involving any of our directors or executive officers, our policy requires that the matter be reported to the Corporation’s management. Thereafter, the Audit Committee makes the final decision, acting in its discretion, as to whether a waiver of or deviation from our Code of Conduct will be made, or a transaction involving a conflict of interest will be permitted. In the event of such conflicts, the director(s) or officer(s) involved, if any, shall recuse themselves from any decision affecting their personal interests.
The Board has reviewed the following transactions, including, without limitation, for the purpose of determining the independence of Mr. Kotzubei, a Partner at Platinum Equity, within the meaning of the SEC’s rules and regulations and the NYSE rules and regulations.
On May 5, 2009, the Corporation entered into a credit facility with K Financing, LLC (the “Amended and Restated Platinum Credit Facility”), an affiliate of Platinum Equity Capital Partners II, L.P. The Amended and Restated Platinum Credit Facility consisted of a term loan (the “Platinum Term Loan”), a line of credit loan (the “Platinum Line of Credit Loan”) and a working capital loan (“Platinum Working Capital Loan”) among K Financing, LLC (“K Financing”), the Corporation and certain of the Corporation’s subsidiaries.
In connection with the Amended and Restated Platinum Credit Facility, the Corporation granted K Financing a warrant to purchase up to 26,848,484 shares of the Corporation’s Common Stock, representing up to 49.9% of the Corporation’s outstanding Common Stock; the Warrant was subsequently transferred to K Equity, an affiliate of K Financing. As a result, K Equity and certain of its affiliates are deemed to be beneficial owners of the Corporation’s securities as well as “related persons” as holders of securities covered by Item 403(a) of Regulation S-K.

In connection with the Amended and Restated Platinum Credit Facility, the Corporation entered into a Corporate Advisory Services Agreement with Platinum Equity Advisors, LLC (“Platinum Advisors”), an affiliate of K Equity, for a term lasting until the later of (i) June 30, 2013 and (ii) the termination of the Amended and Restated Platinum Credit Facility, pursuant to which the Corporation paid an annual fee of $1.5 million to Platinum Advisors for certain advisory services. On May 5, 2010, the Platinum Term Loan, the Platinum Line of Credit Loan, and the Platinum Working Capital Loan were extinguished. On June 30, 2013, the term of the Corporate Advisory Services Agreement expired.
On December 20, 2010, in connection with a secondary offering in which K Equity was the selling security holder, K Equity sold a portion of the Warrant representing the right to purchase 10.9 million shares of Common Stock to the underwriters of the secondary offering, who exercised their full portion of the warrant at a price of $12.80 per share in a cashless exercise and received a net settlement of 10.0 million shares of Common Stock. These shares were sold as part of a secondary offering and KEMET did not receive any of the proceeds from the transaction. On May 31, 2011, K Equity sold a portion of the Closing Warrant to Deutsche Bank Securities Inc., in connection with the offering of a total of 7 million shares of the Corporation’s Common Stock, at a public offering price of $14.60 per share. K Equity retained the unsold portion of the Warrant, representing the right to purchase 8.4 million shares of Common Stock.

PROPOSAL TO RATIFY APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to examine the financial statements of the Corporation for the fiscal year ending March 31, 2018 and to perform other appropriate accounting services.
A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm. One or more members of that firm are expected to be available at the Annual Meeting to respond to questions and to make a statement if they desire to do so. During the fiscal years ended March 31, 2017 and 2016, Ernst & Young LLP served as the Corporation’s independent registered public accounting firm and also provided other audit-related services. See “Audit and Non-Audit Fees” on page 60. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the meeting, other independent registered public accounting firms will be considered by the Audit Committee. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Corporation and its stockholders.
The Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending March 31, 2018.

PROPOSAL TO APPROVE THE KEMET CORPORATION OMNIBUS INCENTIVE PLAN
Overview
Share-based and cash-based incentive awards historically have been a significant component of the Corporation’s executive compensation program. In 2011, the Board adopted and stockholders approved the KEMET Corporation 2011 Omnibus Equity Incentive Plan. Upon adoption of such plan, no further awards were permitted to be granted under the Corporation’s prior plans, including the 2004 Long-Term Equity Incentive Plan, the 1995 Executive Stock Option Plan and the 1992 Key Employee Stock Option Plan. In 2014, the Board adopted and stockholders approved the 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan. On June 13, 2017 (the “Effective Date”), the Board unanimously approved and adopted, subject to the approval of our stockholders at the Annual Meeting, the KEMET Corporation Omnibus Incentive Plan, an amendment and restatement of the 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan. In the discussion of this proxy proposal, we refer to the KEMET Corporation Omnibus Incentive Plan as the “Amended Plan.” In addition, we refer to the Corporation’s 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan, 2011 Omnibus Equity Incentive Plan, 2004 Long-Term Equity Incentive Plan, 1995 Executive Stock Option Plan and 1992 Key Employee Stock Option Plan, collectively, as the “Prior Plans.” The 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan is currently the only plan the Corporation has to issue equity-based awards.
Key Features of the 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan Retained in the Amended Plan

•	The annual value of equity and cash awards granted to the Corporation’s non-employee directors is capped.

•	The Amended Plan does not contain a “liberal” change in control definition.

•	The Amended Plan allows the Corporation to grant a variety of types of awards, including: options, SARs, restricted stock and restricted stock units, other share-based awards, and performance awards.

•	The Amended Plan provides for administration by the Corporation’s Compensation Committee (or independent members of the Corporation’s Board).

•	Awards are subject to the Corporation’s general clawback policy.

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The Amended Plan has a minimum performance period of one year over which the attainment of one or more performance goals may be measured for the purpose of determining a participant’s right to the payment of a performance compensation award.

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The Amended Plan retains a 10% carve-out from the minimum performance period and minimum vesting period requirements for certain types of awards to provide the Corporation flexibility in structuring awards in circumstances it determines appropriate.

Additional Key Features of the Amended Plan

•	The Amended Plan has a minimum vesting period of one year from the date of grant for all awards except as described above with respect to the 10% carve-out for certain types of awards.

•	Dividends or dividend equivalents are subject to any performance or other conditions on the underlying award under the Amended Plan.
The Amended Plan authorizes the Compensation Committee of the Board to grant a variety of awards designed to advance the Corporation’s interests and long-term success by encouraging stock ownership among the Corporation’s officers and other key executives, employees, non-employee directors, consultants and other advisors by linking the compensation of such persons to share price performance or the achievement of specified corporate objectives. These awards include equity and cash awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
The Amended Plan authorizes for issuance 4,800,000 shares of Common Stock, plus any shares remaining available for grant under the Prior Plans on June 12, 2017. As of the Effective Date, there were 285,656 shares remaining available for grant under the 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan. Also as of that date, there were outstanding stock options for 704,695 shares with a weighted average exercise price of $10.06 and a weighted average remaining term of 4.08 years; 1,381,570 outstanding non-vested shares of restricted Common Stock with a weighted average fair value on grant date of $4.00 per share; 276,236 outstanding vested shares of restricted Common Stock with a weighted average fair value on grant date of $4.64 per share; 602,965 outstanding non-vested restricted stock units (“RSUs”) granted under the Corporation’s Long Term Incentive Plans (“LTIPs”) that, upon vesting, are convertible into the per share value of Common Stock as of the date of grant, vesting date or other date determined by the Compensation Committee on the grant date; and 172,989 outstanding performance-based RSUs granted under the Corporation’s LTIPs that, upon vesting, are convertible into the per share value of Common Stock as of the date of grant, vesting date or other date determined by the Compensation Committee on the grant date (all of which are included at 82% of target level of performance.)
Based upon a review of the 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan and the Corporation’s historical grant rates, the Board and the Compensation Committee have determined that the 285,656 shares remaining for grant under the 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan will not permit the Corporation to continue issuing equity awards in a manner intended to optimize the alignment of stockholder and management interests as it has historically done. Consequently, the Board and the Compensation Committee have recommended that the aggregate number of shares subject to the Amended Plan be increased.
Among other things, the approval of the Amended Plan would increase the number of shares authorized for issuance under the 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan by 4,800,000 shares, which we believe will provide the Corporation with the flexibility to provide appropriate equity incentives for approximately five (5) years based on the nature of our existing business, the size of our existing workforce, our current stock price and the current levels of grants under the 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan. If the stockholders do not approve the Amended Plan, then, using the same assumptions, the Corporation believes it would have insufficient shares to provide equity incentives for any future years. If this proposal to approve the Amended Plan is passed, then the total number of shares available for future issuance under the Amended Plan, as of the Effective Date, will be 5,085,656, which consists of the 4,800,000 share increase as described in this proposal, plus the 285,656 shares that were available for grant under the 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan.
The Corporation believes that the dilution level resulting from the increase in the number of shares authorized for grant under the Amended Plan is moderate and consistent with stockholder interests. Using data as of the Record Date but assuming stockholder approval of this proposal, we calculate a dilution level of 14.7% by dividing the number of shares subject to existing awards or available for future grants under our plans by our fully diluted shares outstanding as follows:

Shares subject to Outstanding Stock Option Awards (1)	704,695
Shares subject to Outstanding Restricted Stock Awards (2)	1,657,806
Shares subject to Outstanding LTIP Awards (time-based)	602,965
Shares subject to Outstanding LTIP Awards (performance-based) (3)	172,989
Available for Future Grant Under the 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan	285,656
Additional Shares for the Amended Plan	4,800,000
Sum of Above	8,224,111
Shares of Common Stock Outstanding	47,536,558
Fully Diluted Shares Outstanding	55,760,669
(1) Weighted average exercise price of $10.06 and a weighted average remaining term of 4.08 years, as of the Effective Date.
(2) Weighted average fair value on grant date of $4.11 per share.
(3) Performance-based RSUs granted in fiscal year 2015 under the 2015/2016 LTIP are included at 82% of target level of performance and remain outstanding until vesting in April 2017. Performance-based RSUs granted in fiscal year 2016 under the 2016/2017 LTIP are included at 82% of target level of performance and remain outstanding until vesting in two tranches ending April 2017 and April 2018. No performance-based RSUs were granted in fiscal year 2017 under the 2017/2018 LTIP.

The Corporation also manages its share usage by reviewing the number of shares subject to grant on an annual basis. The so-called “burn rate” shows how rapidly a company is depleting its shares reserved for equity compensation plans, and is defined as the number of shares granted under a company’s equity compensation plans in a given year divided by the weighted average of common shares outstanding during the year.
The table below reflects our burn rate for fiscal years 2015 through 2017:

	2017	2016	2015
Restricted stock and time-based RSUs granted	384,225	748,500	858,851
Time-based RSUs granted under LTIP	600,800	620,212	395,924
Performance-based RSUs and restricted stock earned under LTIP (1)	345,767	205,419	153,382
Total granted	1,330,792	1,574,131	1,408,157
Weighted-average common stock outstanding (basic)	46,689,061	46,004,000	45,381,000
Annual burn rate (2)	2.9%	3.4%	3.1%

(1)
During fiscal years 2016, 2015 and 2014, 465,158, 281,628, and 315,424 performance-based RSUs were granted, respectively, of which 345,767, 205,419, and 153,382 were achieved, respectively, at the end of the applicable two-year performance period. In the event of performance below target but at or above performance thresholds, the above figures are reduced by up to 50%, and in the event that performance is above target, the above figures are increased by up to 50% (and up to 100% for performance-based RSUs granted to Mr. Loof - see page 40, The Long-Term Incentive Program (“LTIP”).

(2)	Equal to sum of options, restricted stock and RSUs granted (or, for RSUs subject to performance-based vesting, earned) and divided by basic weighted average shares outstanding.
The summary of the Amended Plan which follows is qualified in its entirety by reference to the complete text of the Amended Plan as set forth in Appendix A to this proxy statement. You should read the complete text of the Amended Plan for more details regarding the operation of the Amended Plan.
Summary of the Amended Plan
The Board and the Compensation Committee recommend that the stockholders approve the Amended Plan. If the holders of a majority of the shares of Common Stock which are represented in person or by proxy at the Annual Meeting and entitled to vote on this proposal to adopt the Amended Plan vote FOR the Amended Plan, it will immediately become effective. If the Corporation’s stockholders do not approve the Amended Plan, the Amended Plan will not become effective, and the 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan will continue as in effect prior to the Effective Date. The results of the vote will not affect any awards outstanding under the Prior Plans at the time of the Annual Meeting.
Purpose
The Board believes that the Amended Plan fosters and promotes the long-term financial success of the Corporation and materially increases stockholder value by:

•	strengthening the Corporation’s capability to develop, maintain, and direct an outstanding management and employee team;

•	motivating superior performance by means of long-term incentive compensation opportunities;

•	encouraging and providing for obtaining an ownership interest in the Corporation;

•	attracting and retaining outstanding executive, employee, director and consultant talent by providing compensation opportunities; and

•	enabling executives, employees, directors and consultants to participate in the long-term growth and financial success of the Corporation.

Amended Plan Term
The Amended Plan will be effective as of June 13, 2017, subject to the approval of our stockholders at the annual meeting. If stockholder approval is not received, the Amended Plan will be null and void and of no effect.
No new awards may be granted under the Amended Plan after the tenth anniversary of the Effective Date. However, the term and exercise of awards granted before then may extend beyond that date. The Board may terminate the Amended Plan at any time with respect to all awards that have not been granted.
Eligibility
The officers, executives, and other employees of the Corporation or its subsidiaries and the Corporation’s non-employee directors may be selected by the Compensation Committee to receive awards under the Amended Plan. In addition, the Compensation Committee may select certain consultants, contract employees and advisors providing services to the Corporation or its subsidiaries to receive awards under the Amended Plan. The Compensation Committee determines which eligible persons will receive awards and the size, terms, conditions and restrictions of such awards. The Corporation refers to eligible persons who have been approved to receive awards under the Amended Plan as participants. The current number of persons eligible to participate in the Amended Plan is approximately 280 people, of which approximately 260 are employees, approximately 12 are executive officers and approximately 8 are non-employee directors.
Administration
The Amended Plan is to be administered by the Compensation Committee. The Compensation Committee may grant awards to eligible persons and, to the extent permitted by applicable law, may delegate to (1) a committee of one or more directors of the Corporation any of the authority of the Compensation Committee under the Amended Plan or (2) one or more executive officers, or a committee of executive officers, the right to grant awards to employees who are not directors or executive officers of the Corporation and the authority to take action on behalf of the Compensation Committee pursuant to the Amended Plan to cancel or suspend awards to employees who are not directors or executive officers of the Corporation. The Compensation Committee is authorized to interpret the Amended Plan and related agreements and documents and to take various other actions with respect thereto.
Available Awards
The Amended Plan authorizes the Corporation to provide equity-based compensation in the form of (1) stock options, including incentive stock options (“ISOs”), entitling the optionee to favorable tax treatment under Section 422 of the Code; (2) stock appreciation rights (“SARs”); (3) restricted stock and RSUs; (4) other share-based awards; and (5) performance awards. Each type of award is described below under “Types of Awards Authorized Under the Amended Plan.” Each award granted under the Amended Plan will be evidenced by an award agreement containing such terms and provisions, consistent with the Amended Plan, as the Compensation Committee may approve.
Shares Available Under the Amended Plan
Subject to adjustment as provided for in the Amended Plan, a total of 5,085,656 shares shall be authorized for grant under the Amended Plan, as of the Effective Date. In addition, any (i) unexercised, unconverted or undistributed portion of any award made under the Amended Plan or under the Prior Plans resulting from termination, expiration or forfeiture of such award, (ii) any shares subject to any award made under the Amended Plan or Prior Plans settled for cash (in whole or in part) and (iii) any shares issued pursuant to restricted stock awards under the Amended Plan and subsequently reacquired by the Corporation due to termination, expiration or forfeiture of the restricted stock award, shall again be available for issuance as an award under the Amended Plan. See “Share Counting” below for additional information regarding how shares are counted.
These shares may be of original issuance, treasury shares or other shares, or a combination of the foregoing. The closing price of our stock as reported by the NYSE on June 13, 2017 was $13.89 per share.

Award Limitations
Subject to certain adjustments as provided for in the Amended Plan:

•	No participant may be granted stock options or SARs for more than 500,000 shares of Common Stock for each type of award during any fiscal-year of the Corporation.

•	No participant who is a non-employee director may be granted stock options or SARs for more than 200,000 shares of Common Stock for each type of award during any fiscal-year of the Corporation.

•
No participant may be granted restricted stock, RSUs, performance shares or other share-based awards for more than 500,000 shares of Common Stock for each type of award during any fiscal-year of the Corporation if the award is intended to be “performance-based compensation” under Section 162(m) of the Code.

•
No participant who is a non-employee director may be granted restricted stock, RSUs, performance shares or other share-based awards for more than 100,000 shares of Common Stock for each type of award during any fiscal year of the Corporation.

•	No participant who is a non-employee director may earn more than $300,000 in any fiscal year of the Corporation with respect to any award whose value is denominated in cash.

•
The maximum dollar value that may be earned by any participant for any 12-month performance period (as established by the Compensation Committee) with respect to performance awards which are denominated in cash and intended to be “performance-based compensation” under Section 162(m) of the Code is $5,000,000.

Share Counting
Under the Amended Plan, each share of Common Stock that is subject to a stock option, SAR or other award counts against the aggregate Amended Plan limit as one share. For each unexercised, unconverted or undistributed share that results from an award that is terminated, forfeited, expires or is settled for cash (in whole or in part) under the Amended Plan or under the Prior Plans and for each share tendered by a participant or withheld by the Corporation in full or partial payment of a tax withholding obligation for any award (other than stock options or SARs), one share will be added back to the aggregate Amended Plan limit. The following shares of Common Stock will not increase the number of shares available for grant under the Amended Plan:

•	Any shares of Common Stock issued upon the exercise of an award or the vesting of an award under the Amended Plan or the Prior Plans;

•
Any shares of Common Stock tendered by a participant or withheld by the Corporation in full or partial payment of the exercise price of stock options or the full or partial satisfaction of a tax withholding obligation with respect to a stock option or SAR;

•	Common Stock subject to a SAR granted under either the Amended Plan or the Prior Plans that is not issued in settlement of the SAR when the SAR is exercised; and

•	Common Stock reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of stock options granted either under the Amended Plan or the Prior Plans.
Shares of Common Stock issued as substitution awards in connection with the Corporation’s merger with or acquisition of a company will not decrease the number of shares available for grant under the Amended Plan, but shares of Common Stock subject to substitution awards will not be available for further awards under the Amended Plan if the substitution awards are forfeited, expire or settled in cash. The Corporation may use shares under a pre-existing, stockholder-approved plan of a company acquired by the Corporation for awards under the Amended Plan, which shares will not decrease the number of shares available for grant under the Amended Plan, but such shares may only be used for grants of awards made prior to the expiration of the preexisting plan and to persons who were not employees or directors of the Corporation or any subsidiary prior to such acquisition.
Section 162(m) of the Code
The Amended Plan is designed to allow the Corporation to grant awards that satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code. The Board and the

Compensation Committee believe that it is in the Corporation’s interests and the interests of the Corporation’s stockholders to maintain an equity and cash incentive compensation plan under which compensation awards made to the Corporation’s named executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the Amended Plan has been structured in a manner such that awards under it can satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code. In order for awards to satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code, the Amended Plan specifies performance measures and other material terms that must be approved by the Corporation’s stockholders. Approval of the Amended Plan by the required vote of the Corporation’s stockholders described above is intended to constitute such approval. In all cases, however, the Board or the Compensation Committee may determine it is in the Corporation’s interest to grant awards that do not qualify for the performance based compensation exclusion to the deduction limits under section 162 (m) of the Code.
Repricing Prohibited
Except in connection with an adjustment involving a corporate transaction or event as provided for in the Amended Plan, the Compensation Committee may not authorize the amendment of any outstanding stock option or SAR to reduce the exercise or base price, and no outstanding stock option or SAR may be cancelled in exchange for other awards, or cancelled in exchange for stock options or SARs having a lower exercise or base price, or cancelled in exchange for cash, without the approval of the Corporation’s stockholders.
Types of Awards Authorized Under the Amended Plan
Stock Options. Stock options may be granted that entitle the optionee to purchase shares of Common Stock at a price not less than the fair market value per share as of the date of grant (except for substitution awards). The maximum term for stock options is 10 years. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock, however, must have an exercise price that is not less than 110% of the fair market value of Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. Stock options shall have a vesting period of not less than one year from the date of grant, subject to the Compensation Committee’s right to accelerate vesting in its discretion in the event of the death, disability or retirement of the participant or a change in control (as defined in the Amended Plan). Subject to the foregoing minimum vesting period requirement, the Compensation Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any award agreement. The maximum aggregate number of shares of Common Stock that may be issued pursuant to ISOs granted under the Amended Plan is 5,085,656 shares. Stock options may be granted as ISOs, nonqualified stock options, or combinations of the foregoing. Each grant of stock options will specify whether the exercise price is payable: (1) in cash or by cash equivalents; (2) by the transfer to the Corporation of previously acquired shares of Common Stock owned by the optionee; (3) with the consent of the Compensation Committee, by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price; (4) pursuant to a net exercise arrangement whereby the participant directs the Corporation to deduct from shares issuable upon exercise of his or her stock options a number of shares having an aggregate fair market value equal to the sum of the total purchase price; (5) by such other methods as may be specified in the award agreement; or (6) by a combination of such payment methods.
SARs. A SAR is a right, exercisable by surrender of the SAR and the related stock option (if granted in tandem with a stock option) or by surrender of the SAR only (if granted as a free-standing SAR), to receive from the Corporation an amount equal to the number of shares of Common Stock subject thereto multiplied by the difference between the fair market value of Common Stock on the date of exercise and the grant price of the SAR. The grant price of a free-standing SAR may not be less than the fair market value per share at the date of grant (except for substitution awards). Any grant may specify that the amount payable on exercise of a SAR may be paid by the Corporation in cash, in shares of Common Stock or other property, or in any combination thereof, in the sole discretion of the Compensation Committee. No SAR may be exercisable more than 10 years from the date of grant. SARs shall have a vesting period of not less than one year from the date of grant, subject to the Compensation Committee’s right to accelerate vesting in its discretion in the event of the death, disability or retirement of the participant or a change in control (as defined in the Amended Plan). Subject to the foregoing minimum vesting period requirement, the Compensation Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any award agreement.

Restricted Stock and RSUs. A grant of restricted stock involves the immediate transfer by the Corporation to a participant of ownership of a specified number of restricted shares of Common Stock in consideration of the performance of service. The participant is entitled immediately to voting and other ownership rights in such shares; provided, however, that at least a portion of the restricted stock covered by such issuance or transfer must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee at the date of grant or to the achievement of specified performance measures. Any shares or cash distributed as dividends with respect to restricted stock will be accumulated and held until the participant vests in the underlying shares and/or the restrictions lapse.
An RSU represents the right of the grantee of the RSU to receive from the Corporation a payment upon or after vesting of the RSU equal to the per share value of Common Stock as of the date of grant, vesting date, or other date determined by the Compensation Committee at the date of grant of the RSU. At the discretion of the Compensation Committee, RSUs may be settled in cash, shares of Common Stock or any combination thereof. RSUs may entitle the participant to receive credits for dividend equivalents, but not voting or other rights as a stockholder.
If the restricted stock or RSUs vest upon the passage of time rather than the achievement of performance measures, the period of time for such vesting may not be shorter than one year from the date of grant. If the restricted stock or RSUs vest upon the achievement of performance measures, the restrictions may not terminate sooner than one year after the date of grant. In each case awards are subject to accelerated vesting in the Compensation Committee’s discretion in the event of a change in control (as defined in the Amended Plan) or the death, disability, or retirement of the participant. Notwithstanding the foregoing, the vesting restrictions described above in this paragraph do not apply to grants of up to 10% of the number of shares of Common Stock available for awards on the Effective Date of the Amended Plan. Subject to the minimum vesting period requirements set forth in the first two sentences of this paragraph and, in the case of restricted stock or RSU awards intended to comply with the Section 162(m) performance-based exception, Section 162(m) of the Code and the regulations thereunder, the Compensation Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any award agreement.
Other Share-Based Awards. The Compensation Committee may, subject to limitations under applicable law, grant to any participant other share-based awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or other property, including deferred restricted stock units, in the sole discretion of the Compensation Committee. The Compensation Committee will determine the terms and conditions of these awards.
If other share-based awards (except for awards in the form of deferred restricted stock units granted to directors in lieu of all or a portion of their fees for serving as directors) vest upon the passage of time rather than the achievement of performance measures, the period of time for such vesting may not be shorter than one year. If other share-based awards vest upon the achievement of performance measures, the restrictions may not terminate sooner than one year after the date of grant. In each case awards are subject to accelerated vesting in the Compensation Committee’s discretion in the event of a change in control (as defined in the Amended Plan) or the death, disability, or retirement of the participant. Notwithstanding the foregoing, the vesting restrictions described above in this paragraph do not apply to grants of up to 10% of the number of shares of Common Stock available for awards on the effective date of the Amended Plan. Subject to the minimum vesting period requirements set forth in the first two sentences of this paragraph and, in the case of other share-based awards intended to comply with the Section 162(m) performance-based exception, Section 162(m) of the Code and the regulations thereunder, the Compensation Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any award agreement.
Performance Awards. The Compensation Committee may grant to any participant performance awards in the form of performance shares or as a cash performance grant as determined by the Compensation Committee in its sole discretion. Performance shares are units valued by reference to a designated number of shares of Common Stock. A cash performance grant is valued by reference to a designated amount of cash or property other than shares of Common Stock. The performance period for performance shares payable in Common Stock may not be shorter than one year. Each performance award will specify one or more performance measures that must be satisfied within a specified period (referred to as the performance period) in order for the performance awards to be earned. Notwithstanding the foregoing, the vesting restrictions described above in this paragraph do not apply to grants of up to 10% of the number of shares of Common Stock available for awards on the Effective Date of the Amended Plan.

To the extent earned, the performance awards will be paid to the participant at the time and in the manner determined by the Compensation Committee. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, shares of Common Stock or other property or any combination thereof at the discretion of the Compensation Committee. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Compensation Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
Performance Measures
Performance measures are measurable performance objectives established by the Compensation Committee for participants who have received awards under the Amended Plan. Performance measures may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary or division, business segment or business group within the Corporation or a subsidiary in which the participant is employed. Performance measures applicable to any award or portion of an award that is intended to be a qualified performance-based award to a participant who is, or is determined by the Compensation Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code will be based on the attainment of specified levels of one or any combination of the following:

•	revenue

•	net income (or loss) per share

•	pre-tax profits

•	net earnings (or loss)

•	net income (or loss)

•	operating income or loss (before or after taxes)

•	cash flow

•	cash flow per share (before or after dividends)

•	earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization)

•	total stockholder return relative to assets

•	total stockholder return relative to peers

•	customer satisfaction

•	customer growth

•	employee satisfaction

•	gross margin

•	revenue growth

•	stock price

•	market share

•	sales

•	earnings (or loss) per share

•	return on equity

•	cost reductions

•	economic value added

•	product revenue growth

•	pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus)

•	earnings or loss per share

•	net income or loss

•	return on assets or net assets

•	attainment of strategic and operational initiatives

•	appreciation in and/or maintenance of the price of the shares of Common Stock or any other publicly-traded securities of the Corporation

•	gross profits

•	comparisons with various stock market indices

•	return on capital (including return on total capital or return on invested capital)

•	cash flow return on investment

•	improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable

•	operating margin

•	year-end cash

•	cash margin

•	debt reduction

•	stockholders’ equity

•	operating efficiencies

•	market share

•	research and development achievements

•	manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities)

•	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property)

•
establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Corporation’s products (including with group purchasing organizations, distributors and other vendors)

•	supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Corporation’s products)

•	co-development, co-marketing, profit sharing, joint venture or other similar arrangements

•	financial ratios, including those measuring liquidity, activity, profitability or leverage

•	cost of capital

•	financing and other capital raising transactions (including sales of the Corporation’s equity or debt securities)

•	factoring transactions

•	sales or licenses of the Corporation’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions

•
implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures

•	recruiting and maintaining personnel

•	other measurable objectives the Compensation Committee deems appropriate.
In addition, to the extent permitted by Code Section 162(m), the Compensation Committee may exclude charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (1) restructuring, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (2) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation’s management, or (3) the cumulative effects of tax or accounting charges in accordance with U.S. generally accepted accounting principles.
Dividends and Dividend Equivalents on Awards
Any dividends or dividend equivalents provided with respect to awards will be subject to the same restrictions, vesting conditions, performance conditions and risk of forfeiture as the underlying awards and may not be paid on unearned awards.
Amendment and Termination of the Amended Plan
The Board may alter, amend, suspend or terminate the Amended Plan from time to time subject to approval by the Corporation’s stockholders if required by applicable law, including the rules and regulations of the New York Stock Exchange (or such other principal U.S. national securities exchange on which shares of Common Stock are traded). Further, the Board may not, without the approval of the Corporation’s stockholders, amend the Amended Plan to:

•	materially increase the maximum number of shares of Common Stock that may be the subject of awards under the Amended Plan (except for adjustments permitted by the Amended Plan, as described below);

•	expand the types of awards available under the Amended Plan;

•	materially expand the class of persons eligible to participate in the Amended Plan;

•	eliminate certain requirements relating to minimum exercise price, minimum grant price and stockholder approval with respect to stock options and SARs;

•	increase the maximum permissible term of any option or the maximum permissible term of a SAR;

•	increase any limitation on grants to an individual participant as set forth in the Amended Plan; or

•	alter the repricing provisions referred to above under “Repricing Prohibited” (other than in connection with a change in control or a substitute award (each as defined in the Amended Plan)).
The Board may not amend the Amended Plan to impair the rights of a participant in any material respect under any award previously granted without such participant’s consent.
Vesting and Exercise of an Award
The applicable award agreement governing an award will specify the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award which is not vested at the time of the participant’s termination of service with us will subsequently become vested, except as may be otherwise provided in the agreement relating to the award or determined by the Compensation Committee.
Generally, a stock option or SAR may only be exercised while a participant remains an officer, executive, or other employee of the Corporation or its subsidiaries or a non-employee director of the Corporation or for a specified period of time (up to the remainder of the term of the award as established on the date of grant) following the participant’s termination of service with the Corporation or any of its subsidiaries. An award may be exercised for any vested portion of the shares subject to such award until the award expires or as otherwise determined by the Compensation Committee.
If permitted by applicable law, in the case of a termination of employment by reason of the death, disability, or retirement of a participant who holds any restricted stock or RSUs as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or other stock-based awards that have not been fully earned, or who holds shares of Common Stock subject to any other transfer restriction imposed pursuant to the Amended Plan, the Compensation Committee may, in its sole discretion, take such action as it deems equitable in the circumstances or in the best interests of the Corporation, including waiving or modifying any vesting, performance or other period, any performance measure or any other requirement, condition, restriction or limitation applicable to any such award.
Unless otherwise provided in the applicable award agreement, in the event of a change in control of the Corporation (as defined in the Amended Plan) in which the successor company assumes or substitutes for options rights, SARs, restricted stock or RSUs or other share-based awards, if a participant’s employment is terminated within 24 months following a change in control, (1) stock options will immediately vest and become exercisable for 24 months following the date of such change in control; (2) the restrictions, limitations and other conditions applicable to any restricted stock or RSUs as of the date of such termination of employment will lapse and the restricted stock or RSUs will become vested; and (3) the restrictions, limitations and other conditions applicable to any other share-based awards will lapse and the other share-based awards will become fully vested and transferable to the full extent of the original grant.
Adjustments
The number and kind of shares covered by outstanding awards under the Amended Plan and, in the case of stock options and SARs, the exercise or base prices applicable thereto, must be adjusted as the Compensation Committee, in its sole discretion exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of participants or optionees in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares of Common Stock or the value thereof. In the event of any such transaction or event or in the event of a change in control of the Corporation (as defined in the Amended Plan), the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Amended Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price greater than the consideration offered in connection with any such transaction or event or change in control, the Compensation Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Compensation Committee shall also make or provide for such adjustments in the number of shares available under the Amended Plan, including the individual participant limits described in the Amended Plan, as the Compensation Committee may determine appropriate to reflect any transaction or event described above, except that any such adjustment will be made only to the extent that it would not cause any stock option intended to qualify as an ISO to fail to so qualify. Additionally, the Corporation may eliminate fractional shares or settle fractional shares in cash.
Limited Transferability
No award and no shares of Common Stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Compensation Committee, a participant may assign or transfer an award to: (1) the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (2) a trust for the benefit of one or more of the participant or the persons referred to in clause (1); (3) a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (1) are the only partners, members or stockholders; or (4) for charitable donations; provided that in each case such permitted assignees are bound by and subject to all of the terms and conditions of the Amended Plan and the award agreement relating to the transferred award and shall execute an agreement satisfactory to the Corporation evidencing such obligations.
Withholding Taxes
To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Amended Plan, and the amounts available to the Corporation for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of Compensation Committee) may include relinquishment of a portion of such benefit. In certain circumstances, the Corporation may withhold from wages amounts otherwise payable to a participant, or shares of Common Stock that are deliverable to a participant, to settle tax withholding obligations. Participants may elect to have shares of Common Stock withheld by the Corporation or may deliver other shares of Common Stock to satisfy tax withholding obligations, but the value of any shares withheld will not exceed the minimum amount of taxes required to be withheld or such other rate that will not cause an adverse accounting consequence or cost.
Compliance with Section 409A of the Internal Revenue Code
To the extent applicable, it is intended that the Amended Plan and any grants made thereunder comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Amended Plan and any grants made under the Amended Plan shall be administered in a manner consistent with this intent.
Termination
No grant will be made under the Amended Plan more than ten years after the Effective Date, but all grants made on or prior to such ten-year anniversary of stockholder approval will continue in effect after such date subject to the terms thereof and of the Amended Plan. Upon approval of the Amended Plan by the Corporation’s stockholders, no further grants will be made under the Prior Plans, but all outstanding awards under the Prior Plans will continue to be in effect subject to the terms thereof.
Federal Income Tax Consequences
The rules concerning the federal income tax consequences with respect to options and other awards granted and to be granted pursuant to the Amended Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences. It is not intended as tax guidance to participants in the Amended Plan.
Tax Consequences to Participants
Nonqualified Stock Options. A recipient of stock options will not realize any taxable income upon the grant of a nonqualified stock option and the Corporation will not receive a deduction at the time of such grant unless such stock option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of such shares of Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of Common Stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Corporation will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income. Officers and directors of the Corporation subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options.
ISOs. In general, a recipient will not realize taxable income upon either the grant or the exercise of an ISO and the Corporation will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of Common Stock acquired upon exercise of an ISO (determined at the time of exercise) over the exercise price of the ISO will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO, or (2) one year after the date of exercise, a subsequent sale of such shares of Common Stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Corporation.
If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of Common Stock acquired upon exercise of the ISO within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (1) the fair market value of such shares of Common Stock on the date of exercise over the exercise price, or (2) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Corporation generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).
SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an award of RSUs generally will be subject to tax at ordinary income rates on the cash or the fair market value of the property (for example, the unrestricted shares of Common Stock) on the date that such cash or property is transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for any such property will also commence on such date.
Performance Awards. No income generally will be recognized upon the grant of performance shares pursuant to a performance award. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock or other property received.
Certain Other Tax Issues. In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Corporation is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an ISO may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the Amended Plan may be subject to the requirements of Section 409A of the Code (regarding nonqualified deferred compensation), and (iv) if the exercisability or vesting of any option or other award is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of the Corporation subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options.
New Amended Plan Benefits
Because awards to be granted in the future under the Amended Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts to be received under the Amended Plan by the Corporation’s officers or employees. Information about awards granted in fiscal year 2017 under the 2014 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan to the Corporation’s named executive officers can be found in the “Grants of Plan-Based Awards Table” in this Proxy Statement.
Equity Compensation Plan Information
The following table summarizes equity compensation plans approved by stockholders and equity compensation plans that were not approved by stockholders as of March 31, 2017:

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	3,967,172	(1)	$8.61	285,656
Equity compensation plans not approved by stockholders	—		—	—
Total	3,967,172		$8.61	285,656

(1)
Includes 1,090,394 shares subject to outstanding LTIP Awards (time-based), 447,830 shares subject to outstanding LTIP Awards (performance-based) and 1,381,570 outstanding non-vested restricted shares of Common Stock; the weighted-average exercise price does not take into account these shares as they have no exercise price.

The Board of Directors recommends a vote “FOR” approval of the KEMET Corporation Omnibus Incentive Plan.

PROPOSAL CONCERNING ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY” VOTE)
General Information
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation paid to our “NEOs” as disclosed in this Proxy Statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal).
In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2011 annual meeting of stockholders, we recommended, and our stockholders voted in favor of, an annual say-on-pay vote. In light of this result and other factors considered by the Board, the Board determined that the Corporation would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency. A new advisory vote on the frequency of the say-on-pay vote is required every 6 years and is included as a proposal to be voted upon at the Annual Meeting.
Summary
We are asking our stockholders to provide advisory approval of the compensation paid to our “NEOs,” which consist of our “principal executive officer,” our “principal financial officer” and our “next three highest paid-executive officers” at the end of our last fiscal year ended March 31, 2017 (“fiscal year 2017”), as described in the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement (beginning on page 31) and the compensation tables and narrative disclosures following the CD&A.
This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices, as described in this Proxy Statement.
Our Strong 2017 Performance
As a result of the hard work of our management team and our employees, our financial performance improved significantly in 2017 in the following key metrics:

•	Our revenues improved by $23 million;

•	Our gross margins improved by 240 basis points (a 10.8% increase);

•	Our Adjusted EBITDA(1) improved by $14.1 million;

•	Our diluted earnings per share improved by $2.04;

•	Our cash on hand increased by $44.8 million; and

•	Our stock price increased by 521.8%.

(1)
Adjusted EBITDA is a non-GAAP financial measure. See pages 54-55 of our annual report on Form 10-K filed with the SEC on June 1, 2017 for additional information regarding Adjusted EBITDA and a reconciliation to the most directly comparable financial measure prepared in accordance with GAAP.

Stockholder Engagement
Following our last annual meeting, we reached out to more than 75% of our top 13 active investors. During our stockholder engagement process we discussed the Corporation’s performance generally, the effectiveness of our management team and requested their views regarding our compensation program. The feedback we received from our stockholders during these meetings was positive as our investors expressed their support for our executive’s leadership and belief that our compensation policies were appropriately designed to encourage long-term growth and increase in value for our stockholders.

We took the information we received from our stockholders seriously and continue to believe that our core executive compensation program, consisting of base salaries, annual bonus opportunities, and long-term incentive compensation (consisting of both performance-based incentives and time-based opportunities) is the appropriate framework by which our executives may earn compensation. Further, approximately two-thirds of compensation opportunities (measured at target) awarded to our executives were performance-based in the form of annual and long-term incentive compensation. We believe that this pay mix is designed to reward performance among key indicators that we believe drive our Corporation’s performance and stockholder value.
Our Compensation Philosophy
As described in detail under CD&A, our executive compensation program is designed to attract, retain and motivate superior executive talent, including our NEOs, who are critical to our success. The Corporation’s executive compensation program focuses on closely aligning compensation paid to its NEOs with the performance of the Corporation. We have designed the Corporation’s compensation program to exemplify the following tenets of our overall compensation philosophy:

Key Philosophy Tenets
Stockholder Alignment	NEOs should be compensated through pay components (base salaries, annual- and long-term incentives) designed to create long-term value for our stockholders, as well as foster a culture of ownership.
Pay for Performance	A large portion of a NEO’s total compensation should be variable (“at risk”) and tied to the achievement of the organization’s financial performance, as well as team and individual contributions.
Competitiveness
Provide a structure that is internally fair and equitable for the skills and knowledge required to perform each individual role; and provide an externally competitive compensation structure for positions of similar skill, responsibilities, and geographic location.

Attraction and Retention
The executive compensation program should enable the organization to attract executives with international experience and the broader skills necessary for the management of a multinational corporation.

Consistent with our philosophy, and as further discussed in the CD&A, we believe the Compensation Committee has designed an executive compensation program that: (i) strongly aligns the compensation of our NEOs with the interests and concerns of stockholders and our overall business strategy by linking significant portions of our NEOs’ compensation to our performance, (ii) is competitive and reasonable as compared to compensation programs adopted by the Corporation’s peer group and based on a review of broader public company and industry survey data, (iii) includes best-practice compensation governance features that are in the best interests of the Corporation and its stockholders, and (iii) is cost-effective with limited perquisites and other personal benefits.
The Board of Directors recommends a vote “FOR” the say-on-pay proposal, as stated by the following resolution:
“RESOLVED, that the Corporation’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Corporation’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, the fiscal year 2017 Summary Compensation Table, and the other related tables and disclosures.”
The say-on-pay vote is advisory, and therefore not binding on the Corporation, our Board of Directors or our Compensation Committee. Our Board of Directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote.

PROPOSAL CONCERNING ADVISORY VOTE ON THE FREQUENCY OF THE STOCKHOLDER
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER (“NEO”) COMPENSATION
The Dodd-Frank Act requires that, not less frequently than once every six years, we enable our stockholders to vote to approve, on an advisory (non-binding) basis, the frequency (one, two or three years) with which the non-binding stockholder vote to approve the compensation of our NEOs should be conducted. Accordingly, we are requesting your vote to advise us of whether you believe this non-binding stockholder vote to approve the compensation of our NEOs should occur every one, two or three years.
After careful consideration, we believe that the non-binding vote to approve executive compensation should occur every year. We proactively engage with our stockholders on a number of topics, including compensation of our named executive officers. Thus, we view the say on pay vote as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on our executive compensation programs.
Board of Directors Recommendation
Based on the factors discussed above, our Board of Directors has decided to recommend that future say-on-pay votes occur annually until the next advisory vote on the frequency of future stockholder say-on-pay votes. Stockholders are not being asked to approve or disapprove our Board of Directors’ recommendation, but rather to indicate their choice among the following frequency options: “1 year,” “2 years” or “3 years,” or to abstain from voting. This vote is advisory, and therefore not binding on us, our Board of Directors or the Compensation Committee of our Board of Directors.
The Board of Directors recommends that stockholders select “1 year” in connection with the proposal regarding an advisory vote on the frequency of future stockholder say-on-pay votes.
Vote Required
For state law purposes, approval of this proposal requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote. However, in the absence of a majority vote for one of these frequency options, the Company will deem stockholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes.

SECURITY OWNERSHIP
As of June 5, 2017, the Corporation’s issued and outstanding Common Stock consisted of 47,536,558 shares of Common Stock. The following information with respect to the outstanding shares of Common Stock beneficially owned by each nominee for director of the Corporation, each continuing director, each “Named Executive Officer,” the directors and executive officers as a group, and all beneficial owners of more than 5% of the Common Stock known to the Corporation is furnished as of June 5, 2017. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it, him or her as set forth opposite its, his or her name.

Directors, Named Executive Officers and 5% Stockholders	Amount and Nature of Beneficial Ownership		Percent of Class
Per-Olof Loof	681,905	(1)	1.43%
William M. Lowe, Jr.	277,328	(2)	*
Charles C. Meeks, Jr.	168,786	(3)	*
R. James Assaf	85,842	(4)	*
Claudio Lollini	122,745	(5)	*
Dr. Wilfried Backes	78,334	(6)	*
Gurminder S. Bedi	75,001	(7)	*
Joseph V. Borruso	77,867	(8)	*
Frank G. Brandenberg	76,192	(9)	*
Jacob T. Kotzubei	46,230	(10)	*
E. Erwin Maddrey, II	62,096	(11)	*
Yasuko Matsumoto	—		*
Robert G. Paul	74,501	(12)	*
All Directors and Executive Officers as a Group (14 persons)	1,860,538	(13)	3.88%
Dimensional Fund Advisors LP	2,426,049	(14)	5.10%
Rama S. Marda	3,359,374	(15)	7.07%
Royce & Associates, LLC	3,707,457	(16)	7.80%
K Equity, LLC	8,416,814	(17)	15.04%

*	Percentage of shares beneficially owned does not exceed one percent of class.

(1)
Includes 555,072 restricted shares of Common Stock (“Restricted Shares”). Restricted Shares cannot be sold until 90 days after termination of service with the Corporation or until the director or officer achieves the targeted ownership under the Corporation’s stock ownership guidelines, and only to the extent that such ownership exceeds the target. 86,000 unrestricted shares are pledged as security in a margin account. Mr. Loof purchased these in the open market prior to the Corporation’s adoption of its current anti-pledging policy, described on page 42 below.

(2)	Includes 257,092 Restricted Shares.

(3)	Includes 166,286 Restricted Shares.

(4)	Includes (a) 75,508 Restricted Shares and (b) 9,334 shares subject to currently exercisable options or options that are exercisable within 60 days of June 5, 2017.

(5)	Represents (a) 71,845 Restricted Shares and (b) 50,900 restricted stock units (“RSUs”) that will vest within 60 days of June 5, 2017.

(6)	Includes 8,333 Restricted Shares, 40,001 vested RSUs and 10,000 RSUs that vest within 60 days of June 5, 2017.

(7)	Includes 10,000 Restricted Shares, 40,001 vested RSUs and 10,000 RSUs that vest within 60 days of June 5, 2017.

(8)	Includes 8,333 Restricted Shares, 40,001 vested RSUs and 10,000 RSUs that vest within 60 days of June 5, 2017.

(9)	Includes 11,525 Restricted Shares, 40,001 vested RSUs and 10,000 RSUs that vest within 60 days of June 5, 2017.

(10)	Represents 36,230 vested RSUs and 10,000 RSUs that vest within 60 days of June 5, 2017.

(11)	Includes 10,762 Restricted Shares, 40,001 vested RSUs and 10,000 RSUs that vest within 60 days of June 5, 2017.

(12)	Includes 10,000 Restricted Shares, 40,001 vested RSUs and 10,000 RSUs that vest within 60 days of June 5, 2017.

(13)
The amount shown includes 1,209,467 Restricted Shares, 276,236 vested RSUs, 18,334 shares subject to currently exercisable options or options that are exercisable within 60 days of June 5, 2017 and 120,900 RSUs that will vest within 60 days of June 5, 2017.

(14)
According to a Schedule 13G filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP, as of December 31, 2016, Dimensional Fund Advisors LP has sole voting power for 2,274,160 shares and sole dispositive power for 2,426,049 shares. The address for this reporting person is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(15)
According to a Schedule 13G/A filed with the SEC on January 19, 2017 by Rama S. Marda, as of December 31, 2016, Rama S. Marda has sole voting and dispositive power for 2,793,978 shares, and shared voting and dispositive power for 565,396 shares. The address for this reporting person is 1705 Musket Circle, Upper Holland, PA 19053.

(16)
According to a Schedule 13G/A filed with the SEC on January 11, 2017 by Royce & Associates, LP, as of December 31, 2016, Royce & Associates, LLC has sole voting and sole dispositive power for 3,707,457 shares. The address for this reporting person is 745 Fifth Avenue, New York, NY 10151.

(17)
According to a Schedule 13D/A filed with the SEC on May 31, 2011 by K Equity, LLC, K Holdings, LLC, Platinum Equity Capital Partners II, L.P., Platinum Equity Partners II, LLC, Platinum Equity Investment Holdings II, LLC, Platinum Equity, LLC and Tom Gores, if the warrant is exercised (described below) each of these reporting persons has sole voting power for 8,416,814 shares and sole dispositive power for 8,416,814 shares. The address for these reporting persons is 360 North Crescent Drive, South Building, Beverly Hills, CA 90210. This reflects 8,416,814 shares of the Corporation’s Common Stock issuable upon the exercise of a warrant, and, for this Stockholder only, the percentage of class has been adjusted to reflect the additional 8,416,814 shares that would be issued in the event of an exercise of the remaining portion of the warrant.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program. It explains the decision-making process used by the Compensation Committee of our Board of Directors, and the actions the Compensation Committee took related to the compensation of the Corporation’s executive officers listed below (we refer to these persons as our “Named Executive Officers” or “NEOs”) for our fiscal year ended March 31, 2017:

NEO	Position
Per-Olof Loof	Chief Executive Officer
William M. Lowe, Jr	Executive Vice President and Chief Financial Officer
Charles C. Meeks, Jr.	Executive Vice President, Solid Capacitor Business Group
R. James Assaf	Senior Vice President, General Counsel and Secretary
Claudio Lollini	Senior Vice President, Global Sales and Marketing
Financial Performance and Business Highlights
Overall, our performance during the last fiscal year was good and showed significant improvement year-over year, especially in the context of the overall industry challenges faced by us and our peer companies. Specifically, we achieved the following financial results. We believe these financial metrics are important reflections of our Corporation’s health in that we are trending in a positive direction as evidenced by increased revenues, gross margin growth, achieved positive GAAP net income and earnings per share, increased Adjusted EBITDA(1) and increased cash on hand. These metrics are commonly used to evaluate a company’s financial position among investors and we believe that our marked improvement in each is indicative of the Corporation’s strong performance.

(1)
Adjusted EBITDA is a non-GAAP financial measure. See pages 54-55 of our annual report on Form 10-K filed with the SEC on June 1, 2017 for additional information regarding Adjusted EBITDA and a reconciliation to the most directly comparable financial measure prepared in accordance with GAAP.

The above figures do not include financial results of TOKIN (except to the extent that US GAAP NET Income and Diluted Earnings Per Share were impacted by the Corporation’s 34% ownership interest in TOKIN). For the fiscal year ending March 31, 2017, TOKIN’s consolidated revenues increased to $328.8 million, compared to consolidated revenues of $303.5 million for the prior fiscal year (excluding additional same-period revenues of $177.5 million and $157.0 million, respectively, from TOKIN’s EMD division, which was sold in April, 2017). The Compensation Committee believes that any review of management performance should take into account the financial performance of TOKIN, because of the nature of the involvement of our management in the oversight and operations of TOKIN through our membership on the Board of Directors of TOKIN and the provision of certain management services to TOKIN under, and as required by, the Stockholder’s Agreement with NEC Corporation.
Say-on-Pay Results and Stockholder Engagement
At the 2016 Annual Meeting, stockholders had the opportunity to approve, in a non-binding advisory vote, the compensation of our NEOs. This is referred to as a “say-on-pay” proposal. Approximately 64% of the total votes cast supported our executive compensation decisions for 2016–below our 72% favorable vote in 2015. Prior to this period the Corporation generally received strong support for our compensation program, with stockholders typically reporting a 90% or more favorable vote. We were disappointed and immediately committed to responding with increased outreach efforts to identify the concerns underlying the reduced favorable vote. During the past year we identified and reached out to more than 75% of our top 13 active investors. As part of our outreach efforts we specifically asked our investors to share with us their views on the company’s overall performance, as well as, whether they believed that our compensation programs were appropriately designed and functioning well. The feedback from our outreach has been positive and the stockholders we talked with expressed their support for both our compensation program and our management team more generally.
Thus, we believe the responses to our say on pay proposals we received in 2015 and 2016 are not indicative of the strength of our compensation policies and actions and we have largely retained the core aspects of our program: base salaries, annual incentive opportunities, and a long-term incentive program comprised of performance and time-based awards. As our financial performance results show, we believe the Corporation is on a strong footing as a result of much hard work on the part of our management team and employees generally. As always, we will continue to monitor the feedback received from our stockholders, including responses to this year’s say on pay advisory (non-binding) proposal and will consider this information as we evaluate our executive compensation programs.

2016/2017 Compensation Decisions/Highlights
The compensation decisions made by the Compensation Committee for the NEOs were related to our fiscal year beginning April 1, 2016 and ending March 31, 2017.

•
Base Salaries: All of the NEOs received modest base salary increases of between 3.0% and 4.0% (except for the CEO who did not receive an increase following the Compensation Committee’s review and determination that his base salary and total compensation package was appropriate and market-competitive), which was consistent with Company-wide salary adjustment rate.

•
KEMET Annual Incentive Program (“KAIP”): Based on the Corporation’s performance, individual performance and in certain cases business group performance, the Compensation Committee awarded the NEOs between 141% and 159% of their respective target award opportunities. For more information, please refer to page 37.

•
2017/2018 Long-Term Incentive Program (“LTIP”): The Compensation Committee granted target awards to our NEOs, 60% of which are performance-based and 40% of which are time-based. For more information, please refer to page 40.

Best Compensation Governance Practices & Policies
Our executive compensation program is grounded in the following policies and practices, which we believe promote sound compensation governance, enhance our executive compensation philosophy and further align NEOs’ interests with those of our stockholders:

What We Do	What We Do Not Do
✓ Place a heavy emphasis on variable compensation	× Provide “single trigger” change in control severance benefits
✓ Require significant stock ownership	× Offer significant perquisites
✓ Maintain a ‘clawback’ policy	× Allow excise tax gross up upon a change in control
✓ Conduct annual compensation risk assessments	× Permit short selling of our stock
✓ Use an independent compensation consultant	× Guarantee base salaries
✓ Set meaningful performance goals that incentivize strong performance without encouraging undue risk taking	× Allow hedging or pledging of our stock held by executives
Our Executive Compensation Program
Overview of our Executive Compensation Program
After reviewing our performance and the corresponding executive compensation awards, the Compensation Committee believes the Corporation’s compensation strategy continues to serve our Corporation and stockholders well. We will continue to rely on a balance of the following compensation and benefit programs to attract and retain executive talent and to ensure a strong connection between executive compensation and financial performance:

•	Base salary (fixed compensation);

•	Annual bonus incentives (cash bonuses);

•	Long-term incentive compensation that, if earned, is paid in the form of cash and restricted stock;

•	Limited perquisites and other personal benefits; and

•	Retirement programs (broad-based and executive-level) and health and welfare benefits that are available to other employees.

Our Compensation Philosophy
The Corporation’s executive compensation program focuses on closely aligning compensation paid to its NEOs with the performance of the Corporation. We have designed the Corporation’s compensation program to exemplify the following tenets of our overall compensation philosophy:

Key Philosophy Tenets
Stockholder Alignment	NEOs should be compensated through pay components (base salaries, annual- and long-term incentives) designed to create long-term value for our stockholders, as well as foster a culture of ownership.
Pay for Performance	A large portion of a NEO’s total compensation should be variable (“at risk”) and tied to the achievement of the organization’s financial performance, as well as team and individual contributions.
Competitiveness
Provide a structure that is internally fair and equitable for the skills and knowledge required to perform each individual role; and provide an externally competitive compensation structure for positions of similar skill, responsibilities, and geographic location;

Attraction and Retention
The executive compensation program should enable the organization to attract executives with international experience and the broader skills necessary for the management of a multinational corporation.

Compensation Components and Mix
Our executive compensation philosophy is supported by the following core components of our program:

Compensation Component	How It Is Paid	Purpose
Base salary	Cash (Fixed)
Provide a base level of compensation that fairly accounts for the external market value, skills and responsibilities of a specific position and that provides our NEOs with a stable amount of compensation.

KAIP (annual incentive)	Cash (Variable)	Reward NEOs based on the Corporation’s achievement of pre-determined annual financial goals, as well as team and individual contributions to annual performance results.
LTIP (long-term incentive)	Cash and Equity (Variable)
Based in part on achievement of pre-determined financial goals over a two-year measurement period, provide NEOs with significant additional incentive to promote the long-term financial success of the Corporation, and create stockholder value, as well as support our retention needs.

NEO Pay At-A-Glance
The graphs below show the mix between base salary, and target KAIP (annual incentive) opportunity and target 2017/2018 LTIP (long-term incentive) opportunity by our CEO and all other NEOs during our last fiscal year. We believe our compensation program strikes an appropriate balance of fixed pay versus at-risk pay that encourages executive performance and provides compensation commensurate with our Corporation’s results.

How Decisions Are Made
The Role of the Compensation Committee
The Compensation Committee is directly responsible to the Board of Directors and through the Board to the Corporation’s stockholders, for developing and administering all compensation programs for the Corporation’s executives.
The Compensation Committee’s goal is to award compensation that is reasonable and consistent with the Corporation’s philosophy and objectives regarding executive compensation when all elements of potential compensation are considered. In making decisions with respect to any element of a NEO’s compensation, the Compensation Committee considers the total compensation (base salary, annual and long-term incentives) that may be awarded.
In reviewing each component of compensation and the total reward package, the Compensation Committee uses data provided by its outside advisors to review not only the level of compensation provided by the Corporation and its competition, but also the mix of compensation. The mix of compensation refers to the percentage of compensation which is allocated to each component of compensation. This allows the Compensation Committee another means of assessing the competitiveness and structure of executive compensation and ensures that the philosophies and objectives of the Corporation are being achieved.
The Compensation Committee does not strive to set executive compensation opportunities and payments at a specific market position, nor provide a mix of compensation as compared to market data. Rather, the Compensation Committee considers market data in making informed decisions regarding levels and the mix of total compensation.
Other factors considered when making compensation decisions include individual performance, objective performance criteria, responsibilities within the organization, skills required to meet position specifications and the Corporation’s need for a flexible and adaptable workforce. We believe that these factors allow us to attract and retain the executives with the skills needed to manage a multinational corporation. Incentive compensation rewards may be team or individual performance based. Award criteria are directly tied to the Corporation’s business and strategic plan. All compensation components reflect the Corporation’s international focus.
The Role of Management
In making its determinations with respect to executive compensation, the Compensation Committee is supported by the Corporation’s Senior Vice President and Chief Human Resources Officer.
The Compensation Committee frequently requests the CEO to be present at Compensation Committee meetings where executive compensation and corporate performance are discussed and evaluated. The CEO is free to provide insight, suggestions or recommendations regarding executive compensation if present during these meetings or at other times. However, only independent Compensation Committee members are allowed to vote on decisions made regarding executive compensation.
The Compensation Committee meets with the CEO to discuss his own compensation package, but ultimately, decisions regarding the CEO’s compensation are made by the Compensation Committee, meeting in executive session, without the CEO or any other executive officer present, solely based upon the Compensation Committee’s deliberations. Decisions regarding other executives who report directly to the CEO are made by the Compensation Committee after considering recommendations from the CEO and Senior Vice President and Chief Human Resources Officer.
The Role of the Independent Compensation Consultant
In addition, the Compensation Committee has historically engaged the services of a compensation consultant. For the fiscal year ending March 31, 2017, the Compensation Committee retained the services of Pearl Meyer & Partners (“Pearl Meyer”) to assist with its review of the compensation package of the CEO and other executives. In addition, Pearl Meyer was retained to assist the Compensation Committee with several special projects, including monitoring trends in executive compensation.
The Compensation Committee retains Pearl Meyer directly, although in carrying out assignments Pearl Meyer also interacts with Corporation management when necessary and appropriate. Specifically, the Senior Vice President and Chief Human Resources Officer interacts with the consultant to provide compensation data. In addition, Pearl Meyer may, in its discretion, seek input and feedback from the executives regarding its consulting work product prior to presentation to the Compensation Committee to confirm its alignment with the Corporation’s business strategy, determine what additional data may need to be gathered, or identify other issues, if any, prior to presentation to the Compensation Committee. Pearl Meyer does not provide any services to the Corporation other than its consulting services to the Compensation Committee related to executive and director compensation.
The Role of Peer Groups
Every two years, or on an as needed basis, the Compensation Committee reviews external market data compiled by Pearl Meyer to examine the total cash and incentive compensation components of the compensation package that the Corporation provides to its NEOs and non-employee directors to determine if such compensation is competitive. The information provided by Pearl Meyer is analyzed by the Compensation Committee while reviewing the competitive nature of compensation provided to the NEOs and non-employee directors.
In making compensation decisions with respect to staff salaries, including the NEOs, the Compensation Committee maintains a standard pay range structure based on an external market analysis provided by Pearl Meyer. Pay ranges are reviewed periodically and adjustments made, as needed and within the financial capabilities of the Corporation and based on market conditions. Adjustments were made in the fiscal year ending March 31, 2017 to the pay ranges of an average of 6%. The last time they were adjusted was 2012.
Historically, the Compensation Committee has reviewed data provided by Pearl Meyer from a variety of peer organizations. Based on a review by Pearl Meyer, in July 2016 the Committee approved changes to the Corporation’s peer group list to better align the peer group companies with the Corporation’s revenues and business/product mix. The companies in our peer group are considered peer companies of the Corporation because they either manufacture capacitors or other components, compete in the same market segments or actively recruit each other’s employees due to similar skill requirements. The table below lists the publicly disclosed revenues and market value of our selected peer group companies as of July 2016.

Company	Ticker	Industry	Business Description
TTM Technologies Inc.	TTM	Electronic Manufacturing Services	TTM Technologies, Inc., together with its subsidiaries, manufactures printed circuit boards (PCBs) worldwide.
Vishay Intertechnology Inc.	VSH	Electronic Components	Vishay Intertechnology, Inc. manufactures and supplies discrete semiconductors and passive components in the Americas, Europe, and Asia.
Teradyne Inc.	TER	Semiconductor Equipment	Teradyne, Inc. designs, develops, manufactures, and sells automatic test equipment worldwide.
Fairchild Semiconductor International Inc.	FCS	Semiconductors
Fairchild Semiconductor International, Inc., through its subsidiary, Fairchild Semiconductor Corporation, designs, develops, manufactures, and markets power analog, power discrete, and non-power semiconductor solutions worldwide.

National Instruments Corporation	NATI	Electronic Equipment and Instruments	National Instruments Corporation designs, manufactures, and sells systems to engineers and scientists worldwide.
AVX Corp.	AVX	Electronic Components	AVX Corporation, together with its subsidiaries, manufactures and supplies various passive electronic components, interconnect devices, and related products worldwide.
Integer Holdings Corporation	ITGR	Healthcare Equipment	Integer Holdings Corporation operates as a medical device outsource manufacturer worldwide.
Littelfuse Inc.	LFUS	Electronic Components	Littelfuse, Inc. designs, manufactures, and sells circuit protection devices for use in the automotive, electronics, and industrial markets worldwide.
Viavi Solutions Inc.	VIAV	Communications Equipment	Viavi Solutions Inc. provides network test, monitoring, and assurance solutions to communications service providers, and enterprises and their ecosystems worldwide.
Diodes Incorporated	DIOD	Semiconductors
Diodes Incorporated, together with its subsidiaries, designs, manufactures, and supplies application-specific standard products in the discrete, logic, and analog and mixed semiconductor markets primarily in Asia, North America, and Europe.

Methode Electronics, Inc.	MEI	Electronic Manufacturing Services	Metode Electronics, Inc. designs, manufactures, and markets component and subsystem devices in the United States and internationally.
Rogers Corporation	ROG	Electronic Components	Rogers Corporation designs, develops, manufactures, and sells engineered materials and components worldwide.
Intersil Corporation	ISIL	Semiconductors
Intersil Corporation designs and develops power management and precision analog integrated circuits (ICs) for applications in the infrastructure, industrial, automotive, military, aerospace, computing, and consumer markets.

CTS Corporation	CTS	Electronic Manufacturing Services
CTS Corporation designs, manufactures, and sells a range of sensors, electronic components, and actuators primarily to original equipment manufacturers for the transportation, communications, defense and aerospace, medical, industrial, and information technology markets.

KEMET Corp.	KEM	Electronic Manufacturing Services	KEMET Corporation, together with its subsidiaries, manufactures and sells passive electronic components under the KEMET brand worldwide.
In developing our peer group, the Compensation Committee took into account the consolidated revenue of the Corporation, as well as the consolidated revenue of TOKIN, because of the nature of the involvement of our management in the oversight and operations of TOKIN through our membership on the Board of Directors of TOKIN and the provision of certain management services to TOKIN under, and as required by, the Stockholder's Agreement with NEC Corporation. The Compensation Committee also considered the complexity of both the Corporation's and TOKIN's multinational operations in establishing the peer group.

Compensation Decisions for Fiscal Year Ending March 31, 2017
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Base salary levels are reviewed annually. When making adjustments, the Compensation Committee considers the Corporation’s overall performance; the NEO’s individual performance, experience, career potential, benchmarking data and competitive market practices. The Compensation Committee determines base salary adjustments (if any) for our NEOs during the third quarter (ending December 31) of the fiscal year, effective January 1. For fiscal 2017, the Compensation Committee made the following adjustments to the NEOs’ base salaries:

Executive	Calendar Year 2016 Base Salary $	Calendar Year 2017 Base Salary $	Adjustment $	Adjustment %
Per-Olof Loof – Chief Executive Officer	875,000	875,000	—	—%
William M. Lowe, Jr. – Executive Vice President and Chief Financial Officer	545,900	562,277	16,377	3.0%
Charles C. Meeks, Jr. – Executive Vice President, Solid Capacitor Business Group	412,000	424,360	12,360	3.0%
R. James Assaf – Senior Vice President, General Counsel and Secretary	309,750	322,140	12,390	4.0%
Claudio Lollini – Senior Vice President, Global Sales and Marketing	300,000	309,000	9,000	3.0%
Based on its review, the Compensation Committee determined that the modest base salary increases were appropriate for all of our NEOs, other than the CEO, to ensure that their fixed compensation remained market competitive. The Compensation Committee determined not to increase our CEO’s base salary following the committee’s review of market data and our CEO’s total compensation opportunities and its determination that the company’s existing pay mix with respect to CEO compensation was appropriately tailored to his position, responsibilities and performance.
KEMET Annual Incentive Program (“KAIP”)
The KAIP is intended to reward executives based on a combination of the Corporation’s annual financial performance, individual performance and in the case of Mr. Meeks, business group performance. The Compensation Committee has established targets, thresholds and maximum opportunities generally consistent with market data. Our NEOs had the following cash opportunities (and opportunity as a percentage of base salary as of March 31, 2017, which salaries were approved in October of 2016) under the KAIP.
The table below shows the performance achievement and payout amounts at threshold, target and maximum for each NEO’s fiscal year 2017 KAIP as a percentage of base salary. In general, the Compensation Committee believes that our CEO’s KAIP potential performance payouts should be larger than that of our other NEOs to reflect his responsibility for the Corporation’s overall performance.

	Threshold Performance		Target Performance		Maximum Performance
NEO	($)	(%)	($)	(%)	($)	(%)
Per-Olof Loof	437,500	50	875,000	100	1,750,000	200
William M. Lowe, Jr.	196,797	35	393,594	70	787,188	140
Charles C. Meeks, Jr.	148,526	35	297,052	70	594,104	140
R. James Assaf	96,642	30	193,284	60	386,568	120
Claudio Lollini	92,700	30	185,400	60	370,800	120

Performance Objectives and Weightings
In general, the KAIP is weighted 70% based on company financial performance metrics (or in the case of Mr. Meeks, 30% company and 40% business group) to reflect the importance of achieving measurable and meaningful goals that are key drivers and indicators of our Corporation’s performance.
For all NEOs, 30% of their 2017 KAIP was determined by their individual performance as evaluated by the CEO (for all NEOs other than the CEO who is evaluated by the Compensation Committee) and approved by the Compensation Committee. The Compensation Committee believes linking a portion of a NEO’s annual bonus to the achievement of individual performance goals provides an appropriate balance between financial goals and such individual’s performance in determining total annual variable compensation.
As noted above, 40% of the annual bonus opportunity for Mr. Meeks, who is a business group leader, is based on the achievement of performance goals specifically tailored to his business group. The Compensation Committee believes this mix of company-wide and business group specific performance measures appropriately reflects Mr. Meeks’ impact on the business group he manages and the Corporation’s overall performance.
Each component of the KAIP operates independently of each other; therefore, a NEO may become entitled to receive a bonus solely based on the Corporation’s performance, individual performance, or in the case of Mr. Meeks, business group performance. Moreover, a portion of the corporate performance component of the KAIP may be attained by achievement of the Adjusted EBITDA, free cash flow or revenue performance goals described below.
The table below summarizes the relative weighting of each performance component applicable to the 2017 KAIP for each of our NEOs.

Executive	Corporate Performance	Business Group Performance	Individual Performance
Per-Olof Loof	70%	N/A	30%
William M. Lowe, Jr.	70%	N/A	30%
Charles C. Meeks, Jr.	30%	40% Solid Capacitor Business Group	30%
R. James Assaf	70%	N/A	30%
Claudio Lollini	70%	N/A	30%
The Compensation Committee has the right to exercise discretion to adjust the KAIP payout relating to the achievement of personal performance goals to ensure that payouts produce their desired result. Individual performance is evaluated holistically following the end of the performance period and the Compensation Committee considers these personal performance goals in the context of the Corporation’s performance and determines an appropriate level of payout.
Financial Performance Measures
The Compensation Committee established the following performance measures under the KAIP for measuring the Corporation’s performance in fiscal year 2017 (amounts are in millions, except percentages). As shown below, the Corporation’s strong 2017 performance exceeded each of the various target Corporate financial performance metrics.

Weighting (% of Corporate Performance)	Performance Target	Threshold ($)	Target ($)	Maximum ($)	Actual Results ($)
40%	Adjusted EBITDA	80.0	100.0	120.0	105.2
15%	Free Cash Flow	57.3	71.6	85.9	100.1
15%	Revenue	668.5	742.8	817.1	757.8

For Mr. Meeks, the Compensation Committee established the following performance measures under the KAIP for measuring the Corporate and Solid Capacitor Business Group (“SCBG”) performance in fiscal year 2017 (amounts are in millions, except percentages):

% of Corporate & Business Group Performance	Performance Target	Threshold ($)	Target ($)	Maximum ($)	Actual Results ($)
25%	SCBG Adjusted EBITDA	127.2	159.0	190.8	172.1
15%	SCBG Revenue	498.7	554.1	609.5	575.1
15%	Corporate Adjusted EBITDA	80.0	100.0	120.0	105.2
10%	Corporate Free Cash Flow	63.8	79.7	95.6	100.1
5%	Corporate Revenue	668.5	742.8	817.1	757.8
For the fiscal year 2017 KAIP, the Compensation Committee selected the corporate and business group performance metrics described above because they reflect the corresponding financial and operating targets in the Corporation’s annual business budget for the fiscal year. In order for a minimum bonus payout to occur, the Threshold is set at 90% of Target for the revenue performance targets and 80% of Target for all other performance targets. At the time the performance measures were established, the Compensation Committee believed that it would require a high degree of difficulty to reach the Maximum bonus payout which is set at 110% of Target for the revenue performance targets and 120% of Target for all other performance targets.
For purposes of the KAIP, we define the various performance metrics as follows:
“Adjusted EBITDA” is defined as net income/loss before income tax expense; interest expense, net; and depreciation and amortization; adjusted to exclude the following: write down of long-lived assets; restructuring charges; plant start-up costs; plant shut-down costs; net foreign exchange gain/loss; stock-based compensation expense; net loss on sales and disposals of assets; ERP integration costs/IT transition costs; TOKIN investment related expenses; equity income (loss) from TOKIN; change in value of TOKIN options; pension plan adjustment; and legal expenses related to antitrust class actions.
“Free Cash Flows” is defined as Adjusted EBITDA (defined above) adjusted for the change in working capital (change in inventories, net; accounts receivable, net; and accounts payable), and less cash capital expenditures.
“Revenue” is defined as net sales in accordance with U.S. GAAP.
Adjusted EBITDA is a non-GAAP performance measure that we utilize and include in our quarterly and annual reports filed with the SEC. The Compensation Committee has historically utilized Adjusted EBITDA and Free Cash Flows in evaluating the Corporation’s performance and believes such measures are appropriate as the committee seeks to measure the performance of the underlying business operations of the Corporation and the items referenced below that are excluded from those measures are of the type that do not generally relate to the underlying business operations and make it difficult to compare results from period to period.
Within 90 days after completion of the fiscal year, the Compensation Committee reviews the Corporation’s performance and determines each participant’s bonus award. Payments of awards are paid in one or more cash installments, with the first payment occurring shortly after the Compensation Committee’s approval.

Individual Performance Measures
Following the end of the performance year, the Compensation Committee reviews each NEO’s performance and assesses his performance holistically in the context of our Corporation’s overall performance rather than based on predetermined individual performance goals. The Compensation Committee’s ultimate determination of each NEO’s personal performance for purposes of the KAIP is discretionary in nature.
KAIP - Fiscal Year 2017 Results
Based on the Corporation’s performance, the NEO’s individual performance and, where applicable, the NEO’s business group performance, the NEOs earned the awards below under the KAIP. Achievement was at 141% of the Corporate financial measures and 144% for SCBG. As described earlier, the Compensation Committee agreed with the recommendation of management to pay out the discretionary individual performance component of the KAIP in amounts ranging from 100% to 200% of target to provide for KAIP’s payments that the Compensation Committee believed accurately reflected the hard work of our NEOs and the Corporation’s successful performance. The amounts below show the total payout of KAIP as a percentage of target, including corporate, business group where applicable, and individual performance.

Executive	Target KAIP ($)	Actual KAIP ($)	Actual KAIP as a % of Target (%)
Per-Olof Loof	875,000	1,388,281	159%
William M. Lowe, Jr.	393,594	624,479	159%
Charles C. Meeks, Jr.	297,052	425,614	143%
R. James Assaf	193,284	306,666	159%
Claudio Lollini	185,400	261,341	141%
The Long-Term Incentive Program (“LTIP”)
The Compensation Committee believes the LTIP provides NEOs with significant additional incentive to promote the long-term financial success of the Corporation and attract and retain talented leadership. The Compensation Committee further believes that by structuring a significant amount of the LTIP to provide our NEOs with equity-based incentives that are subject to our stock ownership guidelines, the plan appropriately aligns their interests with our stockholders.
LTIP Fiscal 2017/2018 Performance Period
In May 2016, the 2017/2018 LTIP was established which consisted of a performance component and time-based cash and unit award structure. As described further below, the performance based portion (60%) of the 2017/2018 LTIP vests based on the Corporation’s achievement of a two-year cumulative Adjusted EBITDA target (the “2017/2018 Performance LTIP”) and is paid in cash based on actual performance. The remaining time-based portion (40%) of the LTIP award consists of time-vesting RSUs (67% settled in Restricted Shares and 33% paid in cash) which vest in three equal annual installments beginning May 2017 (the “2017/2018 Time LTIP”).
In general, the total amount payable under the 2017/2018 LTIP measured as a percentage of a participant’s base salary increases according to the individual’s seniority within the Corporation, such that a larger portion of senior executives’ compensation is contingent upon the Corporation’s success. In addition, our CEO has a higher maximum 2017/2018 LTIP opportunity in order to provide the opportunity upon the achievement of outstanding results to earn above median total compensation based on market data reviewed by the Compensation Committee. The Compensation Committee believes the performance component of the 2017/2018 LTIP provides executives incentives to achieve key corporate goals, while the time-based unit awards incentivize our executives to retain their employment with the Corporation.

NEOs were granted the following 2017/2018 LTIP opportunity:

NEO	2017/2018 Performance LTIP			2017/2018 Time LTIP
	% of Base Salary (at Target)			% of Base Salary (at Target)
	Minimum	Target	Maximum
Per-Olof Loof	30%	60%	160% (1)	40%
William M. Lowe, Jr.	30%	60%	90%	40%
Charles C. Meeks, Jr.	30%	60%	90%	40%
R. James Assaf	22.5%	45%	67.5%	30%
Claudio Lollini	22.5%	45%	67.5%	30%
(1) If Adjusted EBITDA equals 125% of target Mr. Loof would receive 120% of his base salary, if Adjusted EBITDA equals 135% of target Mr. Loof would receive 160% of his base salary.
The performance portion of the 2017/2018 LTIP is earned based on the Corporation’s achievement of an Adjusted EBITDA performance goal (calculated in the same manner as under the KAIP) for the two-year period ending March 31, 2018. The Compensation Committee continues to believe Adjusted EBITDA is an appropriate and effective measure of the Corporation’s overall performance. The Threshold level of performance was set at 75% of Target and was, at the time it was established, believed to be an achievable goal. At the time the Compensation Committee determined the Target level of performance, the goal was believed to be aggressive, but obtainable. The Maximum level of performance was set based on 125% of Target and was believed to be realizable, but only with exceptional performance. As discussed earlier, the Compensation Committee designated that the entire performance portion of the 2017/2018 LTIP be payable in cash, as opposed to a mix of cash and Restricted Shares as was the case in prior LTIPs. In doing so, the Compensation Committee was motivated by the Compensation Committee’s desire to continue to provide long-term incentive opportunities for the Corporations’ NEOs, while balancing share reserve considerations under the company’s existing equity incentive plan.
LTIP - Results for 2016/2017 Period Ended March 31, 2017

The Threshold, Target and Maximum of the Adjusted EBITDA performance goals for the 2016/2017 LTIP are set forth below. As shown, the Corporation’s performance over the two-year performance period ending March 31, 2017 was above Threshold and paid at 82% of the Performance LTIP target. Adjusted EBITDA is calculated under the 2016/2017 LTIP in the same manner as under the KAIP.

Performance Measure	Threshold ($)	Target ($)	Maximum ($)	Actual Results ($)
Adjusted EBITDA (in millions)	162.5	216.7	270.9	196.3

Based on the Corporation’s performance, the NEOs earned the Performance LTIP awards below:

NEO	Performance Cash Award ($)	Performance Shares Granted (#)
Per-Olof Loof	$209,100	57,444
William M. Lowe, Jr.	$130,380	35,820
Charles C. Meeks, Jr.	$98,400	27,034
R. James Assaf	$54,428	14,952
Claudio Lollini	$17,312	4,756

Other Policies, Practices and Guidelines
Stock Ownership Guidelines
To directly align the interests of the NEOs with the interests of the stockholders, the Compensation Committee established guidelines stipulating that each NEO should maintain a minimum ownership interest in the Corporation. The amount to be retained varies depending upon the NEO’s position:

NEO	Stock Ownership Guideline
Per-Olof Loof	Five (5) times base salary
William M. Lowe, Jr.	Three (3) times base salary
Charles C. Meeks, Jr.	Three (3) times base salary
R. James Assaf	Two (2) times base salary
Claudio Lollini	Two (2) times base salary
The time period during which such minimum number of shares is to be acquired and retained was initially targeted five years from the later of (i) April 1, 2006 or (ii) the year in which such executive officer was hired or promoted to executive officer status. All of our NEOs have achieved their targeted share ownership. Under these guidelines, our NEOs may not sell shares of our Common Stock acquired through grant from the Corporation that would result in them falling below the applicable ownership level. As persons with access to material non-public information regarding the Corporation, our NEOs, like all of our employees and directors, are restricted in their ability to trade our securities in accordance with applicable law, the guidelines contained in our Code of Conduct and our Trading Policy which, among other things, limits trading in KEMET stock to certain quarterly trading periods.
Stock Holding Requirements
Any profit shares, defined as net shares after paying taxes, must be held until the grantee’s targets under the Corporation’s stock ownership guidelines are met. The Compensation Committee determined that requiring NEOs to hold all Restricted Shares and other performance- based equity awards until their employment terminates does not provide individuals with an opportunity to benefit from performance-based equity grants and that the stock ownership guidelines were appropriate for ensuring NEO’s hold an appropriate level of shares of the Corporation’s common stock.
Anti-Hedging and Anti-Pledging Polices
We have adopted anti-hedging and anti-pledging policies that prohibit covered persons, including our NEOs, from holding securities in a margin account, pledging securities as collateral for a loan or entering into hedging or monetization transactions. The policy prohibiting pledging relates to all shares acquired in any manner after the date of the adoption of the policy and all shares acquired pursuant to any equity compensation arrangement regardless of when acquired. The anti-hedging policy applies to any shares held by covered persons regardless of when or how they are acquired.
Retirement, Health and Welfare Benefits
Our NEOs participate in the same retirement, health and welfare benefits as other employees, based on their country regulations. Other than the supplemental retirement savings plans described below, no supplemental programs are provided.
Deferred Compensation Plan for Key Managers
The NEOs, in addition to certain other U.S.-based eligible executives, are entitled to participate in the Deferred Compensation Plan for Key Managers (the “DCP”). Participants in the DCP can defer up to 75% of their total compensation on a pre-tax basis during any fiscal year. If a participant elects to defer a portion of their compensation, the Corporation will match an amount equal to 100% of the first six percent of compensation that a participant elects to defer. Benefits under the DCP are paid no earlier than at the beginning of the year following the executive’s retirement or termination of employment. NEOs can participate in either the DCP or the Corporation’s 401(k) retirement savings plan or both; however, the aggregate match provided by the Corporation under both plans and the Executive Secured Benefit Plan (described below) cannot exceed six percent of compensation in any given calendar year.
The Compensation Committee believes that the DCP offers its NEOs an opportunity to save on a tax-advantaged basis for their retirement and helps attract and retain key personnel.
Executive Secured Benefit Plan
The KEMET Executive Secured Benefit Plan (the “Secured Benefit Plan”) is an after-tax non-qualified retirement plan available to certain U.S.-based eligible executives, including the NEOs. The Secured Benefit Plan supplements the Corporation’s two existing pre-tax deferred compensation plans—the DCP and the 401(k) retirement savings plan.
The Secured Benefit Plan allows participants to make after-tax contributions that are placed in an institutional life insurance policy that is owned by the participant with investment options in a variety of mutual funds. Each participant may elect to make contributions to the Secured Benefit Plan in an amount not to exceed 50% of his or her base salary plus 50% of his or her KAIP incentive compensation; provided, however, the participant’s initial contribution must equal at least $5,000. There are no minimum contributions in subsequent years. The Corporation will match an amount equal to 100% of the first six percent of compensation that a participant elects to contribute to the Secured Benefit Plan, though this amount is reduced to account for any contributions made to the DCP or 401(k) retirement savings plan. The participant’s contributions to the Secured Benefit Plan are made on an after-tax basis and any Corporation matching contributions are taxable income to the participant for the year in which such contributions are made on behalf of the participant. Each participant is responsible for all federal, state and local taxes on such contributions. In addition, all policy premiums and fees are paid by the participant.
Unlike the DCP or 401(k) retirement savings plan, the Secured Benefit Plan allows participants to withdraw up to 100% of their contributions in the life insurance policy, subject to minor fees, while actively employed or following termination of employment. Upon death, the estate of the participant will receive a death benefit equal to the amount of the original life insurance policy, minus any distributions.
Perquisites
The Corporation believes that setting appropriate levels of base and variable pay are of greater importance to motivating key talent and increasing stockholder return than any package of non-cash perquisites. In fiscal year 2017, Mr. Loof received reimbursement for spousal travel, home office phone expenses and the annual fee of a credit card used to charge business travel expenses. Mr. Lowe received reimbursement for spousal travel expenses. We also provided Mr. Lollini a onetime payment in 2017 to compensate him for certain exit taxes he owed as a result of his transfer of employment from Hong Kong to the United States. We believe that such practice is appropriate to avoid executives incurring onerous additional taxes solely as a result of their transfer of employment. There were no other significant recurring perquisites granted to any of our NEOs.
Executive Agreements
With the exception of our CEO, none of our NEOs were employed pursuant to employment agreements during fiscal year 2017. On June 29, 2015, the Corporation and Mr. Loof entered into an Amended and Restated Employment Agreement (the “Loof Agreement”) which extended his employment term as Chief Executive Officer through March 31, 2018 and provided for an additional term of one year thereafter in a capacity to be agreed upon between Mr. Loof and the Corporation. The material terms of the Loof Agreement are described below in the narrative description to the Summary Compensation Table and the Grants of Plan-Based Awards Table.
The Compensation Committee believes continuing Mr. Loof’s employment with the Corporation through March 2018 provides appropriate continuity through an important phase of the Corporation’s growth. Therefore, the Compensation Committee believes that the amendment to Mr. Loof’s employment agreement, including the granting of RSUs, was an important step to ensure the retention of Mr. Loof.
Change in Control Severance Agreements
The Compensation Committee approved and the Corporation entered into Change in Control Severance Compensation Agreements (the “Change in Control Severance Agreements”) with each of its NEOs that are currently scheduled to expire on July 27, 2017. The Compensation Committee believes the Change in Control Severance Agreements are in the Corporation’s best interests in order to ensure that in the event of a possible change in control of the Corporation, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such change in control. The Compensation Committee periodically extends the term of such Change in Control Severance Agreements or enters into new versions. The material terms of the Change in Control Severance Agreements are set forth in the section titled “Potential Payments Upon Termination or Change-in-Control.”
Agreements with Messrs. Lowe and Meeks
On December 1, 2014, the Compensation Committee approved and the Corporation entered into an Incentive Award, Severance and Non-Competition Agreement with Mr. Lowe (the “Lowe Agreement”) and an Incentive Award and Non-Competition Agreement with Mr. Meeks (the “Meeks Agreement”).
Pursuant to the Lowe Agreement, we granted Mr. Lowe 275,000 RSUs on December 1, 2014. On each of the first, second and third anniversaries of the grant date, 25,000 RSUs vest and the remaining 200,000 RSUs vest on the fourth anniversary of the grant date, in all cases, contingent on Mr. Lowe remaining employed through the applicable vesting date. As discussed in greater detail in the section titled “Potential Payments Upon Termination or Change-in-Control,” all of the RSUs awarded to Mr. Lowe under the Lowe Agreement vest upon his death, disability, termination without cause, resignation for good reason or termination by the Corporation within 24 months following a change in control. Further, the Lowe Agreement provides that Mr. Lowe may receive severance benefits upon his termination without cause or resignation for good reason, as described in the section titled “Potential Payments Upon Termination or Change-in-Control.” Mr. Lowe’s agreement also requires that he abide by non-competition and non-solicitation restrictive covenants (with respect to both employees and customers) for (i) one year after his termination in the event he resigns without good reason or is terminated for cause, or (ii) the severance period (generally 24 months) in the event his employment is terminated without cause or he resigns for good reason.
Similarly, we granted Mr. Meeks 160,000 RSUs on December 1, 2014 pursuant to the Meeks Agreement. On each of the first, second and third anniversaries of the grant date, 20,000 RSUs vest and the remaining 100,000 RSUs vest on the fourth anniversary of the grant date, in all cases, contingent on Mr. Meeks remaining employed through the applicable vesting date. As discussed in greater detail in the section titled “Potential Payments Upon Termination or Change-in-Control,” all of the RSUs awarded to Mr. Meeks under the Meeks Agreement vest upon his death, disability, termination without cause, resignation for good reason or termination by the Corporation within 24 months following a change in control. Mr. Meeks’ agreement also requires he abide by non-competition and non-solicitation restrictive covenants (with respect to both employees and customers) for one year after his termination of employment with the Corporation, whether by the Corporation or by Mr. Meeks. The Meeks Agreement does not provide Mr. Meeks with any additional severance protections.
As noted above, the Compensation Committee believes it was important to enter into these agreements to incentivize Messrs. Lowe and Meeks to retain their employment with the Corporation for the four-year period ending in 2018 and to provide a powerful incentive for the executives to work to create additional stockholder value that they may realize upon settlement. In addition, the Corporation secured important non-competition and non-solicitation restrictive covenants that are designed to protect the Corporation’s interests in the event the executives’ employment terminates.
Agreement with Mr. Lollini
The Corporation also entered into an agreement with Mr. Lollini in connection with the transfer of his employment from Hong Kong to the United States. As described in greater detail on page 50, the Compensation Committee determined it was important to enter into a new agreement with Mr. Lollini to memorialize the transfer of his employment and the new terms of his employment as a U.S.-based executive.
Management of Executive Compensation-Related Risk
The executive compensation program is designed to create incentives for our NEOs to achieve the Corporation’s annual and longer-term business objectives. The Compensation Committee considers how the individual elements of executive compensation and the executive compensation program as a whole could potentially encourage our NEOs, either individually or as a group, to make excessively risky business decisions at the expense of long-term stockholder value. In order to address this potential risk, the Compensation Committee annually reviews the risk characteristics of the Corporation’s executive compensation programs and considers methods for mitigating such risk. For fiscal 2017, the Compensation Committee concluded that the executive compensation program and its policies do not encourage excessive risk-taking and that any risks arising from the Corporation’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Corporation.
Tax and Accounting Implications
Section 162(m) of the Code prohibits the Corporation from recording a federal income tax deduction for compensation paid in any year to its CEO and each other Named Executive Officer whose compensation is reported in the Summary
Compensation Table for such year by reason of being among the three most highly compensated officers for that year, other than the Chief Financial Officer, in excess of $1 million, but does not subject performance-based compensation to this limit.
The Compensation Committee continues to emphasize performance-based compensation for executives. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for the Corporation’s success. Consequently, in any year the Compensation Committee may authorize nonperformance-based compensation in excess of $1 million. The Compensation Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances.
Significant Executive Compensation Actions Occurring After Fiscal Year End
There have been no significant compensation decisions or actions taken following the end of our 2017 fiscal year.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on such review and discussions with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

Submitted by:    Robert G. Paul, Chairman
Gurminder S. Bedi
Dr. Wilfried Backes
Joseph V. Borruso
Members of the Committee

SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation earned by each of the Named Executive Officers for each of the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All-Other Compensation ($)(5)	Total ($)
Per-Olof Loof	2017	875,000	525,000	350,000	1,072,381	191,344	3,013,725
Chief Executive Officer	2016	856,250	—	595,000	844,301	135,733	2,431,284
	2015	847,167	—	340,001	1,069,281	113,283	2,369,732

William M. Lowe, Jr.	2017	549,995	236,156	218,360	518,703	19,030	1,542,244
Executive Vice President and	2016	533,975	—	371,000	403,728	13,409	1,322,112
Chief Financial Officer	2015	511,250	—	1,302,000	490,759	16,430	2,320,439

Charles C. Meeks, Jr.	2017	415,090	125,653	164,800	398,361	43,973	1,147,877
Executive Vice President,	2016	403,000	—	280,000	213,999	26,352	923,351
Solid Capacitor Business Group	2015	358,750	—	778,000	390,946	36,866	1,564,562

R. James Assaf	2017	312,848	115,970	92,925	245,124	36,034	802,901
Senior Vice President,	2016	298,688	—	162,750	183,565	22,613	667,616
General Counsel and Secretary	2015	295,000	—	87,903	239,945	27,154	650,002

Claudio Lollini (4)	2017	307,250	78,424	90,000	200,229	189,401	865,304
Senior Vice President,	2016	214,600	—	380,340	138,034	5,577	738,551
Global Sales and Marketing

(1)	Amounts reflected under the “Bonus” column for 2017 represent the discretionary portion of each NEO’s KAIP payable on account of the NEO’s individual performance.

(2)	Amounts reflected under the “Stock Awards” column for 2017 represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the time-vesting RSUs.

(3)
The amounts shown in this column for 2017 reflect awards under the KAIP on account of the Corporation’s performance and, if applicable, the applicable business group’s performance (as noted above, the individual performance component of the KAIP is included in the “Bonus” column) and the portion of the LTIP payable in cash. The table below summarizes the breakdown between KAIP and LTIP received by each NEO. Non-equity incentive plan compensation for each of our NEOs for fiscal 2017 consists of the following:

	2017		2016		2015
Named Executive Officer	Non-Discretionary KAIP ($)	2016/2017 LTIP ($)(a)	KAIP ($)	2015/2016 LTIP ($)(b)	KAIP ($)	2014/2015 LTIP ($)(c)
Per-Olof Loof	863,281	209,100	635,201	209,100	944,433	124,848
William M. Lowe	388,323	130,380	279,498	124,230	413,494	77,265
Charles C. Meeks, Jr.	299,961	98,400	205,529	8,470	338,161	52,785
R. James Assaf	190,696	54,428	121,649	52,583	197,953	19,508
Claudio Lollini	182,917	17,312	118,733	19,301

(a)	The amount shown reflects the total amount of cash paid in May 2017 under the cash portion of the 2016/2017 LTIP due to the Corporation’s performance.

(b)	The amount shown reflects the total amount of cash paid in May 2016 under the cash portion of the 2015/2016 LTIP due to the Corporation’s performance.

(c)	The amount shown reflects the total amount of cash paid in May 2015 under the cash portion of the 2014/2015 LTIP due to the Corporation’s performance.

(4)
Prior to his relocation from Hong Kong to the United States, certain of Mr. Lollini’s compensation was paid in Euros. With respect to amounts paid to Mr. Lollini in Euros, the amounts shown in the table are based on the exchange rate at the end of the applicable fiscal year. Specifically, Mr. Lollini’s compensation paid in Euros between April 1, 2016 and March 31, 2017 is converted using the exchange factor as of March 31, 2017 (.934781) and his compensation paid in Euros between April 1, 2015 and March 31, 2016 is converted using the exchange factor as of March 31, 2016 (.92945).

(5)	All other compensation for each of the Named Executive Officers for fiscal year 2017 consists of the following:

Name	Year	Corporate Contributions to Retirement and 401(k) Plans ($)(a)		Other ($)		Total ($)
Per-Olof Loof	2017	138,572		52,772	(b)	191,344
William M. Lowe, Jr.	2017	18,875		155	(c)	19,030
Charles C. Meeks, Jr.	2017	43,682		291	(d)	43,973
R. James Assaf	2017	36,034		—		36,034
Claudio Lollini	2017	9,446	(e)	179,955	(f)	189,401

(a)
Includes company match contributions (the aggregate of which is not to exceed 6% of base salary and bonus) for the deferred compensation plan, Key Executive Secured Benefit Plan, and defined contribution retirement plan.

(b)
Includes $50,734 for spousal travel in connection with attendance at Corporation events and events sponsored by Corporation-supported charitable organizations, as well as amounts paid for home office phone expenses, annual fees of a business credit card, and certain travel club fees.

(c)	Includes amounts for spousal travel in connection with attendance at a Corporation event.
(d)    Includes amounts for annual fees of a business credit card and certain travel club fees.

(e)
Includes employer contributions to our U.S. defined contribution retirement plan of $4,635 and employer contributions of $4,810 to a European retirement plan that operates in a similar manner as a defined contribution plan in which Mr. Lollini participated while he was located in Hong Kong.

(f)
Includes a $120,000 payment on behalf on Mr. Lollini for tax associated with his relocation from Hong Kong to the United States (with an additional amount to be paid to Mr. Lollini to account for the differences if the actual tax assessed is higher, and the excess to be repaid to the Corporation if the actual tax assessed is lower, than $120,000). This tax is a result of his business requirement to be based in the U.S., Florida office. This amount is to keep Mr. Lollini from incurring any additional tax due as part of his business relocation requirement. Also included is $25,000 to assist with his relocation from Hong Kong to the United States, $27,013 for housing while Mr. Lollini was located in Hong Kong, as well as tax assistance and automobile transportation costs.

GRANTS OF PLAN-BASED AWARDS TABLE
The table below summarizes the total of each grant of an award made to a Named Executive Officer in the fiscal year ended March 31, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock of Units	Grant Date Fair Value of Stock Awards ($)	Estimated Future Payouts Under Equity Incentive Plan Awards
	Grant Date	Threshold ($)	Target ($)	Maximum ($)			Threshold ($)	Target ($)	Maximum ($)
Per-Olof Loof
2017/2018 LTIP (1)	5/18/2016	262,500	525,000	1,400,000	142,277	350,000	—	—	—
2017 KAIP (2)		437,500	875,000	1,750,000	—	—	—	—	—

William M. Lowe, Jr.
2017/2018 LTIP (1)	5/18/2016	163,770	327,540	491,310	88,765	218,360	—	—	—
2017 KAIP (2)		196,797	393,594	787,188	—	—	—	—	—

Charles C. Meeks, Jr.
2017/2018 LTIP (1)	5/18/2016	123,600	247,200	370,800	66,992	164,800	—	—	—
2017 KAIP (2)		148,526	297,052	594,104	—	—	—	—	—

R. James Assaf
2017/2018 LTIP (1)	5/18/2016	69,694	139,388	209,081	37,775	92,925	—	—	—
2017 KAIP (2)		96,642	193,284	386,568	—	—	—	—	—

Claudio Lollini
2017/2018 LTIP (1)	5/18/2016	71,740	143,479	215,219	36,586	90,000	—	—	—
2017 KAIP (2)		92,700	185,400	370,800	—	—	—	—	—

(1)
Represents the estimated possible payout under the 2017/2018 LTIP.  As described in the Compensation Discussion and Analysis, participants in the 2017/2018 LTIP receive Performance Awards that are payable in cash. Participants also receive time-based RSUs, which are shown as Stock Awards.

(2)
The 2017 KAIP allowed the Named Executive Officers to earn a cash bonus based on the fiscal year 2017 performance of the Corporation, the officer’s business group (if applicable), and the officer’s individual performance, as further described in the Compensation Discussion and Analysis under the heading, “Annual Bonus Incentives for Named Executive Officers.” The threshold, target and maximum performance levels reflected in this table represent the range of amounts each of the Named Executive Officers was eligible to earn based on fiscal year 2017 performance. Actual payouts under the 2017 KAIP were above target for each of the NEOs and are reported in the Summary Compensation Table above.

Employment Agreements and Other Individual Agreements with Named Executive Officers
Loof Agreement
Mr. Loof, our CEO, is employed pursuant to the Loof Agreement. The Board believes that the Loof Agreement benefits the Corporation by providing continuity for the Corporation’s senior executive and setting up a timetable for orderly succession planning. Key terms of the Loof Agreement are as follows:

•
The Loof Agreement, as amended, has a term of June 29, 2015 through March 31, 2018 (the “Base Employment Period”), with an additional term of one year thereafter through March 31, 2019, in a capacity to be agreed upon between Mr. Loof and the Corporation (the “Additional Employment Period”).

•	During the Base Employment Period, Mr. Loof is paid an annual base salary of $850,000, subject to increases or decreases at the discretion of the Board.

•
During the Additional Employment Period, Mr. Loof’s salary shall be as agreed between the Corporation and Mr. Loof, and in the absence of such an agreement shall be the greater of $425,000 or one-half of his base salary in effect immediately prior to the start of the Additional Employment Period.

•
Mr. Loof is eligible to participate in the Corporation’s health and insurance coverage plan, existing short-term incentive compensation program, long-term incentive compensation program, and the Corporation’s deferred compensation plans (described below), in each case as such plans are generally available to other executive officers of the Corporation.

•	Mr. Loof is entitled to participate in a final 24-month long-term incentive compensation program covering the period April 1, 2017 through March 31, 2019.

•
Mr. Loof was granted 250,000 RSUs with a June 29, 2015 grant date with the following vesting schedule (subject to Mr. Loof’s continued employment with the Corporation): 35,000 RSUs on March 31, 2017, 40,000 RSUs on March 31, 2018, and the balance of 175,000 RSUs on March 31, 2019.  Vested RSUs are settled as Restricted Shares.

•
The Loof Agreement will terminate (i) immediately upon Mr. Loof’s resignation, death or disability or (ii) upon notice of termination by the Corporation at any time, with or without “cause” (as defined in the Loof Agreement).

•
Mr. Loof will be entitled to certain severance payments upon his termination of employment under certain circumstances, including a termination without cause or resignation for good reason in connection with a change in control. Please refer to the section titled “Potential Payments upon Termination or Change-in-Control” for a description of these payments.

•
The Loof Agreement contains a standard confidentiality provision as well as non-competition and non-solicitation agreements for the term of Mr. Loof’s employment and for a minimum of twelve months after any termination thereof.

Other Agreements with Named Executive Officers
As of January 1, 2017, Mr. Lollini relocated his principal office location from the offices of the Corporation’s Hong Kong subsidiary to the Corporation’s Fort Lauderdale, Florida office. On December 5, 2016, the Corporation entered into an agreement with Mr. Lollini (the “Lollini Agreement”) by which the terms of Mr. Lollini’s compensation, effective as of his relocation date, were detailed. Pursuant to the Lollini Agreement, effective January 1, 2017, Mr. Lollini’s base annual salary was adjusted to $309,000, and Mr. Lollini received a $100,000 bonus, to be paid in four quarterly installments, to cover relocation expenses. The Corporation also agreed to provide certain tax preparation assistance to Mr. Lollini, and to reimburse Mr. Lollini for $120,000 in Hong Kong departure taxes assessed on Mr. Lollini’s unvested RSUs. Pursuant to the Lollini Agreement, Mr. Lollini continued to be provided with the use of company-paid automobile, continued to participate in the Corporation’s KAIP and LTIP incentive programs at levels commensurate with his position as a senior vice president, and became eligible to participate in such U.S. benefit programs as are generally available to U.S. employees.
The Corporation has entered into Change in Control Severance Compensation Agreements with each of its Named Executive Officers. Please refer to the section titled “Potential Payments upon Termination or Change-in-Control” for information concerning these agreements.

The Corporation has also entered into the Lowe Agreement with Mr. Lowe and the Meeks Agreement with Mr. Meeks. Please refer to the Compensation Discussion and Analysis and the section titled “Potential Payments upon Termination or Change-in-Control” for information concerning these agreements.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The table below summarizes the awards under the Corporation’s equity incentive plans for each Named Executive Officer outstanding as of March 31, 2017.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(9)
Name	Exercisable (1)	Unexercisable
Per-Olof Loof	83,334	—	—	4.38	1/29/2020	—	—	—	—
					(2)	50,000	600,000	—	—
					(3)	215,000	2,580,000	—	—
					(4)	20,679	248,148	—	—
					(5)	91,305	1,095,660	—	—
					(6)	95,326	1,143,912	—	—

William M. Lowe, Jr.	20,000	—	—	1.71	7/28/2019	—	—	—	—
	33,333	—	—	8.31	7/14/2018	—	—	—	—
					(4)	12,286	147,432	—	—
					(5)	56,932	683,184	—	—
					(6)	59,472	713,664	—	—
					(7)	225,000	2,700,000

Charles C. Meeks, Jr.	15,000	—	—	1.71	7/28/2019	—	—	—	—
					(4)	8,393	100,716	—	—
					(5)	42,968	515,616	—	—
					(6)	44,885	538,620	—	—
					(7)	120,000	1,440,000

R. James Assaf	7,667	—	—	4.47	10/26/2019	—	—	—	—
	1,667			12.12	3/31/2018	—	—	—	—
					(4)	5,201	62,412	—	—
					(5)	23,766	285,192	—	—
					(6)	25,309	303,708	—	—

Claudio Lollini	4,000	—	—	13.92	11/5/2022	—	—	—	—
	3,000	—	—	27.66	10/31/2021	—	—	—	—
	1,500	—	—	8.64	10/27/2020	—	—	—	—
	1,000	—	—	4.47	10/26/2019	—	—	—	—
					(4)	1,908	22,896	—	—
					(5)	43,638	523,656	—	—
					(6)	26,052	312,624	—	—
					(8)	67,000	804,000	—	—

(1)
All of the options listed in this column are fully vested and, except as described below, vested over a two year period with 100% of the options vesting on the second anniversary of the options grant date. The grant to Mr. Lollini of 4,000 options vested over a three year period with 33.33% of the options vesting on each of the first, second, and third anniversaries of the options grant date.

(2)	On March 28, 2012, the Corporation granted Mr. Loof 50,000 Restricted Shares, which cliff vest on June 30, 2017.

(3)
On June 29, 2015, the Corporation granted Mr. Loof 250,000 RSUs that settle as Restricted Shares. The RSUs vest as follows (subject to Mr. Loof’s continued employment with the Corporation): 35,000 RSUs vested on March 31, 2017, 40,000 RSUs vest on March 31, 2018, and the balance of 175,000 RSUs vest on March 31, 2019.

(4)
In May 2014, the 2015/2016 LTIP was established; 40% of the LTIP award takes the form of a grant of RSUs that will vest in annual installments of 33%, 33%, 34% over a three-year period ending May 12, 2017 (subject to continued employment with the Corporation); 60% of the LTIP award takes the form of Performance-based RSUs, the vesting of which are subject to the Corporation’s achievement of a two-year performance target for the period ended March 31, 2016. These RSUs were vested based on 82% achievement of the target.

(5)
In May 2015, the 2016/2017 LTIP was established; 40% of the LTIP award takes the form of a grant of RSUs that will vest in annual installments of 33%, 33%, 34% over a three-year period ending May 18, 2018 (subject to continued employment with the Corporation); 60% of the LTIP award takes the form of Performance-based RSUs, the vesting of which are subject to the Corporation’s achievement of a two-year performance target for the period ending March 31, 2017. These RSUs were vested based on 82% achievement of the target.

(6)
In May 2016, the 2017/2018 LTIP was established; 40% of the LTIP award takes the form of a grant of RSUs that will vest in annual installments of 33%, 33%, 34% over a three-year period ending May 18, 2019 (subject to continued employment with the Corporation).

(7)
On December 1, 2014, the Corporation granted 275,000 and 160,000 RSUs to Mr. Lowe and Mr. Meeks, respectively.   For Mr. Lowe, 25,000 RSUs will vest on the first, second, and third anniversaries of the grant date, respectively, and the remaining 200,000 RSUs will vest on the fourth anniversary of the grant date (subject to Mr. Lowe’s continued employment with the Corporation). For Mr. Meeks, 20,000 RSUs will vest on the first, second, and third anniversaries of the grant date, respectively, and the remaining 100,000 RSUs will vest on the fourth anniversary of the grant date (subject to Mr. Meeks’ continued employment with the Corporation).

(8)
On July 30, 2015, the Corporation granted 100,000 RSUs to Mr. Lollini that will vest in annual installments of 33%, 33%, 34% over a three-year period ending July 30, 2018 (subject to Mr. Lollini’s continued employment with the Corporation).

(9)	Based on the closing price of the Corporation’s Common Stock on March 31, 2017.

OPTION EXERCISES AND STOCK VESTED TABLE
The table below summarizes exercises of stock options and vesting of stock awards for the Named Executive Officers for the fiscal year ended March 31, 2017.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Per-Olof Loof	—	—	111,408	612,066
William M. Lowe, Jr.	—	—	91,927	299,919
Charles C. Meeks, Jr.	—	—	67,097	224,078
R. James Assaf	9,000	58,020	24,002	59,026
Claudio Lollini	—	—	51,892	169,077

(1)	Based on the closing price of the Corporation’s Common Stock on April 28, 2016, April 29, 2016, May 12, 2016, May 13, 2016, May 18, 2016, and December 1, 2016 for the respective vesting dates.
NONQUALIFIED DEFERRED COMPENSATION TABLE
The table below provides information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. Contributions made to the Secured Benefit Plan on behalf of Named Executive Officers are not included as this plan is an after-tax nonqualified retirement plan that does not provide for a deferral of compensation.

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings / (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Per-Olof Loof	107,112	(1)	118,297	(1)	122,873	—	1,773,809	(2)
William M. Lowe, Jr.	—		—		—	—	—
Charles C. Meeks, Jr.	—		—		—	—	—
R. James Assaf	—		—		—	—	—
Claudio Lollini	—		—		—	—	—

(1)
Amount represents the annual base for calendar year 2016, and the annual bonus match for fiscal year 2017, each of which will be credited to Mr. Loof’s account under the DCP in July 2017. Executive contributions in Last Fiscal Year, and Registrant Contributions in Last Fiscal Year are reported in the Summary Compensation Table under the “Salary” and “All Other Compensation” columns, respectively.

(2)
The Aggregate Balance at Last Fiscal Year End contains Executive Contributions and Registrant Contributions in Last Fiscal Year previously included in the Summary Compensation Table which totaled $225,409 and earnings on contributed amounts of $1,773,809 which was reported in prior years, since 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Change in Control Severance Agreements
The Corporation has entered into Change in Control Severance Agreements with each of its Named Executive Officers to ensure that in the event of a possible change in control of the Corporation, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such change in control. Only in the event his employment is terminated under certain circumstances following a change in control, the Change in Control Severance Agreements provide each NEO with certain severance benefits. Absent a “change in control” (as defined below), the Change in Control Agreements will expire on July 27, 2017. In the event a change in control occurs prior to July 27, 2017, the Change in Control Agreements will expire on the two year anniversary of the change in control. In addition, the Change in Control Agreements will automatically terminate upon the occurrence of any of the following events:

•	The Named Executive Officer’s death or termination due to disability;

•	The Named Executive Officer’s attainment of his “retirement date” (age 70 ½ or the date the executive has informed the Corporation he intends to retire after age 55 but before age 70 ½), or

•
The determination by the Board that the Named Executive Officer is no longer eligible to receive the benefits provided under the Change in Control Agreement, provided such determination is made prior to a change in control and not the result of negotiations in connection with a change in control.

Under the Change in Control Agreements, only in the event their employment with the Corporation is terminated under certain circumstances following a change in control, the Named Executive Officers are entitled to severance benefits and accelerated vesting of performance awards. The Change in Control Agreements do not provide for a “gross-up” for any excise tax imposed by operation of Code Section 4999 on amounts that constitute “excess parachute payments” under Code Section 280G. However, a Named Executive Officer’s payment under his Change in Control Agreement may be reduced to an amount such that it does not constitute an excess parachute payment under Code Section 280G, if such reduction would result in the NEO receiving a greater after-tax payment. If the NEO would receive a greater after-tax payment absent a reduction and payment of applicable taxes, including excise taxes, no reduction will be made.
Under the Change in Control Agreements, a “change in control” is deemed to have occurred in the event of certain significant changes to the ownership of the Corporation, including when:
(1)    the percentage of ownership by an acquiring entity or group equals or exceeds 25% of the (a) then outstanding shares of Common Stock of the Corporation, or (b) combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of the Corporation’s directors,
(2)    a replacement of the majority of the incumbent members of the Corporation’s Board, or
(3)    a reorganization, merger or consolidation or sale of assets, unless following such event (a) beneficial stockholders prior to the event own more than 50% of the outstanding shares of common stock and voting power of outstanding securities entitled to vote generally in the election of the Corporation’s directors, (b) no person owns 25% or more of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities, and (c) at least a majority of the incumbent members of the Board continue to serve on the Board following the transaction.
(Note: the exercise by K Equity of its warrant, see “Security Ownership” table footnote 17 on page 30, will not, by itself, constitute a “change in control.”)
Our Named Executive Officers will only receive severance benefits under the Change in Control Agreements if they are terminated without “cause” or if they resign for “good reason” following the change in control. The Change in Control Agreements define “good reason” as the occurrence of any of the following events:

•
The assignment of any duties inconsistent with the Named Executive Officer’s position, duties, responsibilities and status with the Corporation, or any removal of the Named Executive Officer from, or any failure to reelect to, any such position;

•	A reduction by the Corporation in the Named Executive Officer’s base salary;

•
The failure of the Corporation to continue in effect any compensation, welfare or benefit plan in which the Executive is participating at the time of a change in control, without substituting or providing a substantially similar benefit at substantially the same cost;

•	Any purported termination for “cause” or “disability” (as defined in the Change in Control Agreements) without grounds; and/or

•	The relocation of the Named Executive Officer’s primary work location to a location that is more than 20 miles from the current work location immediately prior to the change in control.
“Cause,” as defined in the Change in Control Agreements, means (i) the willful and continued failure by the Named Executive Officer for a significant period of time substantially to perform his duties with the Corporation (other than any such failure resulting from his disability), after a demand for substantial performance is delivered to the Named Executive Officer in writing by the Board or its designee which specifically identifies the manner in which the Board or its designee believes that the Named Executive Officer has not substantially performed his duties, or (ii) the willful engaging by the Named Executive Officer in gross misconduct materially and demonstrably injurious to the Corporation. No act, or failure to act, on the Named Executive Officer’s part shall be considered “willful” unless done, or omitted to be done, by the Named Executive Officer, not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation.
Pursuant to the Change in Control Agreements, upon his qualifying termination each Named Executive Officer is entitled to receive a lump sum payment on his termination date equal to twenty-four times the sum of (a) monthly base salary and (b) the monthly amount of the annual target incentive bonus due each executive following a qualifying termination after a change in control. In addition, under the Change in Control Agreements, the Corporation must:

•
Maintain all life insurance, medical plans and programs in which such Named Executive Officers participate for 18 months following the date of the qualifying termination or until such time as the executive first becomes eligible for the same type of coverage under another employer’s plan, whichever is earlier;

•	Pay all reasonable legal fees and expenses incurred by such Named Executive Officer as a result of his termination; and

•	Pay the costs of reasonable outplacement services, up to a maximum of $15,000, until such Named Executive Officer is employed on a full-time basis.
The Named Executive Officers are not entitled to the benefits described above if their termination is for cause, they resign without good reason, or they die, become disabled or retire.
Additionally, the Change in Control Agreements provide for accelerated vesting of LTIP awards such that LTIP awards are payable in an amount equal to the greater of: (1) the actual performance of the Corporation through the end of the fiscal year during which the change in control occurs compared to the plan target, up to the maximum amount payable under the plan or (2) the target amount payable under the plan for such period. The actual amount paid for such LTIP awards will be pro-rated for each outstanding LTIP award based on the number of fiscal years from the grant date through the fiscal year in with the change in control occurs divided by the total number of fiscal years in the performance period.

Loof Agreement
Mr. Loof’s Agreement also entitles him to certain severance payments upon his termination without “cause” or his resignation for “good reason,” Mr. Loof will be entitled to continue to receive full base salary, target bonus and benefits, as such may be adjusted during the Additional Employment Period, for the period from the date of termination to the earlier to occur of (i) March 31, 2019 or (ii) two years from the date of termination. Under such circumstances, Mr. Loof’s short-term incentive plan bonus for each year following the year in which his employment was terminated will be the same as the target bonus opportunity in the year of the termination, or if not yet established for such year, for the immediately preceding year. Mr. Loof’s severance payments are subject to his execution of a release of claims against the Corporation, his not breaching the restrictive covenants in his Agreement and his not applying for unemployment compensation chargeable to the Corporation during the severance period. Mr. Loof’s Agreement also provides that if he becomes entitled to payments under both his Agreement and his Change in Control Agreement, he is entitled to the greater of the two payments, but may not receive payment under both agreements. If Mr. Loof is terminated by the Corporation for cause or if Mr. Loof resigns (other than for “good reason”), he will be entitled to receive only his base salary through the date of termination or resignation and will not be entitled to receive any other salary, compensation or benefits from the Corporation or its subsidiaries, except as set forth below or as specifically provided for under the Corporation’s employee benefit plans or as otherwise expressly required by applicable law. In the event of Mr. Loof’s disability or death, Mr. Loof or his heirs, as applicable, will be entitled to receive only his base salary through the date of such an event and any annual bonus for a completed fiscal year that has not yet been paid.
As consideration for the non-competition and non-solicitation agreements, if Mr. Loof is terminated without “cause” or voluntarily resigns with or without “good reason,” Mr. Loof will be entitled to receive one year of his base salary in effect at the time of termination plus one year of the annual short-term incentive bonus which shall be determined based on the target bonus for Mr. Loof’s last year of employment.
The definition of “cause” under Mr. Loof’s Agreement is substantially similar to the definition found in the Change in Control Agreements. Mr. Loof’s Agreement defines “good reason” as (i) the assignment of duties inconsistent with Mr. Loof’s position or a change in Mr. Loof’s title or offices or his removal from, or failure of the Board to reelect Mr. Loof to any such employment positions (except due to a termination for cause, death, disability or Mr. Loof’s attainment of retirement age), and (ii) a material reduction of Mr. Loof’s base salary below that in effect on the effective date of his Agreement, other than a reduction reflecting a material reduction in the size or complexity of the Corporation’s business.
Lowe and Meeks Agreements
Both the Lowe Agreement and the Meeks Agreement provide that Messrs. Lowe and Meeks will become vested in the RSUs granted to them under their respective agreements upon their death disability, termination without cause, resignation for good reason or termination by the Corporation within 24 months following a change in control. Both agreements define “cause” and “change in control” substantially similar to the Change in Control Agreements and define “good reason” like the Change in Control Agreements but only with respect to assignment of inconsistent duties or a reduction in base salary.
Mr. Lowe’s Agreement also provides that he will receive severance compensation in the event his employment is terminated without cause or he resigns for good reason in the form of 24 monthly payments, each equal to one-twelfth of the sum of (i) Mr. Lowes’ annual base salary, plus (ii) his target annual bonus. Mr. Lowe’s severance payments are subject to his execution of a release of claims against the Corporation, his not breaching the restrictive covenants in his Agreement and his not applying for unemployment compensation chargeable to the Corporation during the severance period. Mr. Lowe’s Agreement also provides that if he becomes entitled to payments under both his Agreement and his Change in Control Agreement, he is entitled to the greater of the two payments, but may not receive payment under both agreements.

General Information
The table below describes the compensation and benefits payable to each of our Named Executive Officers in the following circumstances:

•	termination without cause or for resignation good reason in the absence of a change of control;

•	termination without cause or resignation for good reason in connection with a change of control;

•	voluntary resignation;

•	death; or

•	disability.
The amounts shown below assume that termination of employment or a change in control occurred as of March 31, 2017, and estimate certain amounts which would be paid to our Named Executive Officers upon the specified event. Due to the number of factors that affect the nature and amounts of compensation and benefits provided upon the events discussed below, the actual amounts estimated to be paid or distributed may be different. A factor that could affect these amounts is the financial performance of the Corporation through the date of any such event.
The table quantifies and the accompanying footnotes describe the compensation and benefits that are paid in addition to compensation and benefits generally available to salaried employees. Examples of compensation and benefits generally available to salaried employees, and thus not included below, are distributions under the Corporation’s 401(k) retirement savings plan, accrued vacation pay, vested nonqualified deferred compensation and vested equity. The table assumes that all outstanding equity awards would be assumed by an acquirer in the event of a change in control, as is the common practice. In the event such awards were not assumed, they would become fully vested as a result of the change in control.

	Before Change in Control	After Change in Control
Name	Termination w/o Cause or Resignation for Good Reason (1)(5)($)	Termination w/o Cause or Resignation for Good Reason (2)(3)($)	Voluntary Termination ($)	Death (4)(5)($)	Disability (5)($)
Per-Olof Loof	3,500,000	9,979,429	1,750,000	145,833	—
William M. Lowe, Jr.	4,611,742	6,520,945	—	2,793,713	2,700,000
Charles C. Meeks, Jr.	1,864,360	4,326,848	—	1,510,727	1,440,000
R. James Assaf	322,140	1,866,291	—	53,690	—
Claudio Lollini	309,000	2,766,630	—	51,500	—

(1)
This benefit is payable pursuant to the KEMET Corporation Severance Pay Plan; our NEOs receive twelve months’ base salary as severance, except for Mr. Loof and Mr. Lowe, whose payment is paid pursuant to the Loof and Lowe Agreements, respectively.

(2)
Pursuant to the accelerated vesting provision of the Change in Control Severance Agreements, these amounts shown include (a) the target payout under the Performance component of the 2016/2017 LTIP grant date of May 18, 2015, (b) 50% of the target payout under the Performance component of the 2017/2018 LTIP grant date of May 18, 2016, and (c) unvested RSUs, calculated based on the closing price of the Corporation’s Common Stock on March 31, 2017. Pursuant to the terms of the Change in Control Severance Agreements, if any of

these amounts are considered excess parachute payments under Code Section 280G, they may be reduced if such reduction would result in the NEO receiving a greater after-tax payment.

(3)
These amounts include the benefit payable pursuant to the Change in Control Severance Agreements, which is (a) twenty four multiplied by the sum of (i) the NEO’s monthly base salary plus (ii) the monthly value of the NEO’s target annual bonus (Mr. Loof—100% of base salary, Mr. Lowe and Mr. Meeks—70% of base salary, Mr. Assaf and Mr. Lollini — 60% of base salary), (b) accelerated LTIP (as described above) (c) eighteen months of COBRA premiums, and (d) reasonable outplacement services. As described above, the Corporation does not pay any Code Section 280G “gross-up” payments. Pursuant to the terms of the Change in Control Severance Agreements, if any of these amounts are considered excess parachute payments under Code Section 280G, they may be reduced if such reduction would result in the NEO receiving a greater after-tax payment.

(4)
This benefit is payable pursuant to historical practice of the Corporation and is equal to two months of salary. The intention is to provide the family of a deceased NEO with income while the life insurance application process is taking place.

(5)
Pursuant to the accelerated vesting provision of Mr. Lowe’s and Mr. Meek’s Agreements these amounts shown include unvested RSUs, calculated based on the closing price of the Corporation’s Common Stock on March 31, 2017.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States). The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the PCAOB’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm its independence from the Corporation. The Audit Committee also has considered whether the provision of non-audit services to the Corporation is compatible with the independent registered public accounting firm’s independence.
For the fiscal year ended March 31, 2017 audit, the Audit Committee discussed with the Corporation’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audit, its evaluation of the Corporation’s internal control over financial reporting and the overall quality of the Corporation’s financial reporting.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the fiscal year ended March 31, 2017 be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2017 for filing with the SEC.
AUDIT COMMITTEE
E. Erwin Maddrey, II, Chairman
Wilfried Backes
Joseph V. Borruso

Audit and Non-Audit Fees
The following table sets forth fees billed for professional audit services and other services rendered to the Corporation by Ernst & Young LLP for the fiscal years ended March 31, 2017 and March 31, 2016 (amounts in thousands):

	Fiscal Year 2017	Fiscal Year 2016
Audit Fees (1)	2,623	2,808
Audit-related Fees (2)	37	—
Tax Fees	—	—
All other fees	—	—
Total	2,660	2,808

(1)
The aggregate fees for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal years ended March 31, 2017 and March 31, 2016 and the reviews of the financial statements included in the Corporation’s Forms 10-Q for the quarters within the fiscal years then ended.

(2)	For fiscal year 2017, audit‑related fees consist of services related to a potential offering.
All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP were compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Audit Policies provide for pre-approval of all audit, audit-related and tax services. These policies authorize the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.
OTHER BUSINESS
At the date of this proxy statement, the Corporation has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in accordance with the recommendation of the Corporation’s management.
STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING
From time to time, stockholders present proposals which may be proper subjects for consideration at the Annual Meeting. To be considered for inclusion in the proxy statement, proposals must be submitted on a timely basis. Proposals for the 2018 Annual Meeting, which is expected to be held on July 25, 2018, must be received by the Corporation no later than February 19, 2018 and must otherwise comply with the SEC’s rules, to be considered for inclusion in our proxy materials relating to the 2018 Annual Meeting.
In addition, the Corporation’s Amended and Restated By-Laws establish advance notice procedures as to (1) business to be brought before an annual meeting of stockholders other than by or at the direction of the Board of Directors and (2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors, in each case, not included in the proxy statement. Any stockholder who wishes to submit a proposal to be acted upon at next year’s annual meeting or who proposes to nominate a candidate for election as a director must submit such notice in compliance with such procedures.
Any such proposals, as well as any questions related thereto, should be timely submitted in writing to the Secretary of the Corporation at the address below. The Secretary must receive this notice no later than May 4, 2018.
Notice of a proposal must include:

(i)
as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(ii)
(A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees.

Notice of a nomination must include:

(i)
as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act and such person’s written consent to serving as a director if elected; and

(ii)
(A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees.

You may contact our Secretary at our principal executive offices for a copy of the relevant provisions of the Corporation’s Amended and Restated By-Laws regarding the requirements for making stockholder proposals and nominating director candidates.

ADDITIONAL INFORMATION
This solicitation is being made by the Corporation. All expenses of the Corporation in connection with this solicitation will be borne by the Corporation. In addition to the solicitation by mail or electronic delivery, proxies may be solicited by directors, officers and other employees of the Corporation by telephone, in person or otherwise, without additional compensation. The Corporation may request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Corporation’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.
The Corporation will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Secretary of the Corporation at the address below. In addition, copies of the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as the Corporation’s Corporate Governance Guidelines and Global Code of Conduct, are available for viewing at the Corporation’s website at http://www.kemet.com under “About Us/Investor Relations” where you can click on the link to “Corporate Governance” for a link to these documents or upon written request directed to the Secretary of the Corporation. Please review the proxy materials and vote your shares by Internet or phone, or, if you have requested that proxy materials be sent to you by mail, by completing, signing and returning by mail the proxy card enclosed therewith as soon as possible.
By order of the Board of Directors,
R. James Assaf Secretary
KEMET CORPORATION
P.O. Box 5928
Greenville, South Carolina 29606
June 19, 2017

APPENDIX A
KEMET CORPORATION OMNIBUS INCENTIVE PLAN
KEMET Corporation (the “Company”), a Delaware corporation, hereby establishes and adopts the following KEMET Corporation Omnibus Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN
The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase stockholder value by: (i) strengthening the Company’s capability to develop, maintain, and direct an outstanding management and employee team; (ii) motivating superior performance by means of long-term incentive compensation opportunities; (iii) encouraging and providing for obtaining an ownership interest in the Company; (iv) attracting and retaining outstanding executive, employee, director and consultant talent by providing incentive compensation opportunities; and (v) enabling executives, employees, directors and consultants to participate in the long-term growth and financial success of the Company.
The Plan is an amendment and restatement of the KEMET Corporation 2014 Amendment and Restatement of the KEMET Corporation 2011 Omnibus Equity Incentive Plan (the “Original Plan”) and is effective on the date approved by the Company’s stockholders and the terms of the Plan shall apply to all Awards granted on or after the Plan’s effectiveness. For purposes of clarity, the terms of the Original Plan shall continue to govern all awards granted under the Original Plan.

2.	DEFINITIONS
2.1“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.
2.2“Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.
2.3“Board” shall mean the board of directors of the Company.
2.4“Cash Performance Grant” shall mean any grant pursuant to Article 9 of a an Award valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.
2.5“Cause” means the occurrence of one or more of the following events:

(a)	Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(b)	Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

(c)	Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

(d)	Serious breach of duty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

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2.6“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.7“Committee” shall mean the Compensation Committee of the Board or such other committee of directors as is designated by the Board, or a subcommittee thereof formed by the Compensation Committee or such other committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom will be intended to be to the extent required by applicable law, rule or regulation (a) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (b) an “outside director” within the meaning of Section 162(m) of the Code, and (c) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act, Section 162(m) of the Code or the rules of the principal U.S. national securities exchange, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.
2.8“Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (a) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital‑raising transaction, (b) does not directly or indirectly promote or maintain a market for the Company’s securities and (c) can be covered as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 registration statement.
2.9“Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.
2.10“Director” shall mean a non-employee member of the Board.
2.11“Dividend Equivalents” shall have the meaning set forth in Section 12.6.
2.12“Employee” shall mean any employee of the Company or any Subsidiary, including contract employees, and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.
2.13“Effective Date” shall mean the effective date of this KEMET Corporation Omnibus Incentive Plan, which date is set forth in Section 13.13.
2.14“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.15“Exempt Person” means (a) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company or (b) Platinum Equity Capital Partners, L.P., a Delaware limited partnership, and Platinum Equity Capital Partners II, L.P., a Delaware limited partnership, and their affiliates.
2.16“Fair Market Value” shall mean, with respect to Shares as of any date, (a) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (b) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (c) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion taking into account the requirements of Section 409A. The Fair Market Value of any property other than Shares shall mean

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the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
2.17“Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.
2.18“Limitations” shall have the meaning set forth in Section 10.5.
2.19“Net Exercise” means a Participant’s ability to exercise an Option by directing the Company to deduct from the Shares issuable upon exercise of his or her Option a number of Shares having an aggregate Fair Market Value equal to the sum of the aggregate exercise price therefor plus the amount of the Participant’s minimum tax withholding (if any), whereupon the Company shall issue to the Participant the net remaining number of Shares after such deductions.
2.20“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
2.21“Other Share-Based Award” shall have the meaning set forth in Section 8.1.
2.22“Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.
2.23“Payee” shall have the meaning set forth in Section 13.2.
2.24“Performance Award” shall mean any Award of Performance Shares or a Cash Performance Grant granted pursuant to Article 9.
2.25“Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.
2.26“Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.
2.27“Permitted Assignee” shall have the meaning set forth in Section 12.3.
2.28“Prior Plans” shall mean, collectively, the Company’s 2014 Amendment and Restatement of the KEMET Corporation 2011 Omnibus Equity Incentive Plan (as in effect before the Effective Date), the 2011 Omnibus Equity Incentive Plan, 1992 Key Employee Stock Option Plan, 1995 Key Employee Stock Option Plan and 2004 Long Term Incentive Plan.
2.29“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.30“Restricted Stock Award” shall have the meaning set forth in Section 7.1.
2.31“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash (or in combination thereof) as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which

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restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.32“Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.
2.33“Shares” shall mean the shares of common stock of the Company, par value $.01 per share.
2.34“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.
2.35“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.36“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.37“Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.	SHARES SUBJECT TO THE PLAN
3.1Number of Shares.
(a)Subject to adjustment as provided in Section 12.2, the aggregate number of Shares in respect of which Awards may be granted under the Plan as of the Effective Date is: (i) the number of Shares available for grant as of immediately prior to the Effective Date under the Original Plan, plus (ii) 4,800,000 (representing the number of new Shares being submitted for stockholder approval at the Company’s 2017 annual meeting).
(b)Any (i) unexercised, unconverted or undistributed portion of any Award made under this Plan or any award under the Prior Plans resulting from termination, expiration or forfeiture of that Award or award, (ii) any Shares subject to any Award made under this Plan or any award under the Prior Plans settled for cash (in whole or in part) shall again be available for Award under this Section 3.1, whether or not the Participant has received or been credited with benefits of ownership (such as dividends, Dividend Equivalents or voting rights) during the period in which the Participant’s ownership was restricted or otherwise not vested, and (iii) solely with respect to Awards that are not Options or Stock Appreciation Rights, any Shares delivered (either directly or by means of attestation) in satisfaction of applicable tax withholding obligations (whether in full or in part) or withheld by the Company in satisfaction of applicable tax withholding obligations (whether in full or in part), shall be available for reissuance under this Plan. Shares issued pursuant to Restricted Stock Awards and subsequently reacquired by the Company due to termination, expiration or forfeiture of the Award also shall be available for reissuance under this Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares issued upon the exercise of an Award or the vesting of an Award under this Plan or the Prior Plans, (ii) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Award that is an Option or Stock Appreciation Right or an award granted under the Prior Plans to the extent that such award would be considered an Option or Stock Appreciation Right if granted under this Plan, and (iii) Shares subject to a Stock Appreciation Right or a stock appreciation right granted under the Prior Plans

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that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.
(c)Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations applicable to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
(d)Any Shares that again become available for grant pursuant to this Section shall be added back as one (1) Share.
3.2Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. No fractional shares shall be issued under the Plan and the Committee shall determine the manner in which fractional share value shall be treated.
3.3Special Limits on Available Shares. Notwithstanding any other provisions of the Plan to the contrary, and subject to adjustment as provided in Section 12.2, no Participant who is a Director may (a) be granted Options or Stock Appreciation Rights during any fiscal year of the Company with respect to more than 200,000 Shares for each type of award, (b) earn more than 100,000 Shares with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any fiscal year of the Company, and (c) earn more than $300,000 in any fiscal year of the Company with respect to any Award whose value is denominated in cash. In addition, Awards intended to comply with the performance-based exception under Code Section 162(m) shall be subject to the Limitations specified in Section 10.5.

4.	ELIGIBILITY AND ADMINISTRATION
4.1Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.
4.2Administration.
(a)The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine

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whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) suspend the right to exercise during any blackout period that is necessary or desirable to comply with requirements of the securities laws and extend the period for exercise by an equal period of time; (ix) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (x) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (xi) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xii) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(b)All expenses associated with the Plan shall be borne by the Company subject to such allocation to its Subsidiaries and operating units as it deems appropriate.
(c)Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.
(d)To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded), the Committee may delegate (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, one or more executive officers or a committee of executive officers the right to grant and determine the terms of Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.
(e)Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in settlement thereof, with the Company’s approval, or paid by that person in satisfaction of any judgment in any such action, suit or proceeding against that person, provided that person shall give the Company an opportunity, at its own expense, to handle and defend the same before that person undertakes to handle and defend it on that person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

5.	OPTIONS
5.1Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

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5.2Award Agreements. All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.
5.3Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (i) lower the option price per Share of an Option after it is granted, (ii) cancel an Option in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or a Substitute Award), or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.
5.4Option Term; Minimum Vesting Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary. Options shall have a Vesting Period of not less than one (1) year from date of grant, subject in either case to accelerated vesting in the Committee’s discretion in the event of the death, disability or retirement of the Participant or a Change in Control (as defined in Section 11.3). The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the minimum Vesting Period requirements in the prior sentence.
5.5Exercise of Options.
(a)Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time
(b)Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) pursuant to a Net Exercise arrangement; provided, however, that in such event, the Committee may exercise its discretion to limit the use of a Net Exercise, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing

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such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.
5.6Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. The total number of Shares specified in Section 3.1(a) are available for the grant of Incentive Stock Options under the Plan.
5.7Termination of Employment. In the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death, retirement, or disability, each of the Participant’s outstanding Options shall be exercisable by the Participant (or the Participant’s legal representative or designated beneficiary), as provided under the terms of the Award Agreement, at any time prior to an expiration date established by the Committee at the time of grant or as otherwise determined by the Committee (which may be the original expiration date of such Option or such earlier time as the Committee may establish), but in no event after its respective expiration date. If the Participant ceases to be employed for any other reason, other than for Cause, all of the Participant’s then outstanding Options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of cessation, but in no event after the expiration date of the Option: provided that the participant does not engage in Competition during such 30-day period unless he or she receives written consent to do so from the Board or the Committee. If the Participant ceases to be employed for Cause, and with respect to all other Option that are not exercisable on the date of cessation of employment for all reasons, all of the Participant’s Option not exercisable shall terminate and be forfeited immediately, except as otherwise determined by the Committee.

6.	STOCK APPRECIATION RIGHTS
6.1Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.
6.2Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
(a)Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.
(b)The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.
(c)The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.
(d)The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of

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Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than ten (10) years.
(e)Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or a Substitute Award)), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.
(f)Stock Appreciation Rights shall have a Vesting Period of not less than one (1) year from date of grant, subject in either case to accelerated vesting in the Committee’s discretion in the event of the death, disability or retirement of the Participant or a Change in Control (as defined in Section 11.3). The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the minimum Vesting Period requirements in the prior sentence, except as otherwise determined by the Committee to be appropriate under the circumstances.
6.3Termination of Employment. In the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death, retirement, or disability, each of the Participant’s outstanding Stock Appreciation Rights shall be exercisable by the Participant (or the Participant’s legal representative or designated beneficiary), as provided by the terms of the Award Agreement, at any time prior to an expiration date established by the Committee at the time of grant or as otherwise determined by the Committee (which may be the original expiration date of such Stock Appreciation Right or such earlier time as the Committee may establish), but in no event after its respective expiration date. If the Participant ceases to be employed for any other reason, other than for Cause, all of the Participant’s then outstanding Stock Appreciate Rights that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of cessation, but in no event after the expiration date of the Stock Appreciate Right: provided that the participant does not engage in Competition during such 30-day period unless he or she receives written consent to do so from the Board or the Committee. If the Participant ceases to be employed for Cause, and with respect to all other Stock Appreciation Rights that are not exercisable on the date of cessation of employment for all reasons, all of the Participant’s Stock Appreciation Rights not exercisable shall terminate and be forfeited immediately, except as otherwise determined by the Committee.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.
7.2Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

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7.3Rights of Holders of Restricted Stock and Restricted Stock Units.
(a)Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall, subject to the terms of Section 7.3(b) below, have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall have only those rights specifically provided for by the Award Agreement, provided that in no event shall such a participant possess voting rights with respect to such Award.
(b)Any Shares or any cash distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed or that has not yet vested (whether such vesting conditions are service-based or performance-based) shall be subject to the same restrictions and/or vesting conditions as such Restricted Stock Award or Restricted Stock Unit Award and shall be accumulated and shall be paid at the time such restrictions lapse and/or vesting conditions are satisfied.
7.4Minimum Vesting Period. Restricted Stock Awards and Restricted Stock Unit Awards shall have a Vesting Period of not less than one (1) year from date of grant, subject to accelerated vesting in the Committee’s discretion in the event of the death, disability or retirement of the Participant or a Change in Control (as defined in Section 11.3). Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to grants of up to 10% of the number of Shares available for Awards under Section 3.1(a) on the Effective Date of the Plan. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to (i) the minimum Vesting Period requirements in the first sentence of this Section 7.4 and (ii) the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m).
7.5Termination of Employment
(a)Subject to Section 7.4, in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death or disability before the end of a Vesting Period subject only to continued service with the Company or a Subsidiary, the number of shares subject to the Restricted Stock Award or Restricted Stock Unit Award that shall vest shall be determined by the Committee, but in no event, except as otherwise determined by the Committee, less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of the Award to the Participant to the date of termination and the denominator of which is the number of months in the Vesting Period, multiplied by (ii) the number of Shares subject to the Award.
(b)Subject to Section 7.4, in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death or disability before the end of the Vesting Period and the Participant has received an award subject to the achievement of performance objectives, the Restricted Stock Award or Restricted Stock Unit Award shall, except as otherwise determined by the Committee, vest upon the achievement of the performance objectives with respect to such number of those shares subject to the Award as shall be determined by the Committee, but in no event, except as otherwise determined by the Committee, less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of Award to the Participant to the date of termination of the Participant and the denominator of which is the number of months elapsed after the date of the Award

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to the Participant to the date of achievement of the Performance/Time Goal, multiplied by (ii) the number of shares of subject to the Award
(c)In the event the Participant ceases to be employed for any other reason, all shares subject to the Restricted Stock Award or Restricted Stock Unit Award which are still unvested shall be forfeited.
7.6Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS
8.1Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.
8.2Award Agreements. The terms of Other Share-Based Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, any property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by a Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by a Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.
8.3Minimum Vesting Period. Other Share-Based Awards, except for Awards made pursuant to Section 8.6, shall have a Vesting Period of not less than one (1) year from date of grant, subject to accelerated vesting in the Committee’s discretion in the event of the death, disability or retirement of the Participant or a Change in Control (as defined in Section 11.3). Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to grants of up to 10% of the number of Shares available for Awards under Section 3.1(a) on the Effective Date of the Plan. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to (i) the minimum Vesting Period requirements in the first sentence of this Section 8.3 and (ii) the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m).
8.4Termination of Employment
(a)Subject to Section 8.3, in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death or disability before the end of a Vesting Period subject only to continued service with the Company or a Subsidiary, the number of shares subject to the Other Share-Based Award that shall vest shall be determined by the Committee, but in no event, except as otherwise determined by the Committee, less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of the Other Share-Based Award to the Participant to the date of termination and the denominator of which is the number of months in the Vesting Period, multiplied by (ii) the number of shares of subject to the Award.

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(b)Subject to Section 8.3, in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death or disability before the end of the Vesting Period and the Participant has received an award subject to the achievement of performance objectives, the Other Share-Based Award shall, except as otherwise determined by the Committee, vest upon the achievement of the performance objectives with respect to such number of those shares subject to the Award as shall be determined by the Committee, but in no event, except as otherwise determined by the Committee, less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of the Award to the Participant to the date of termination of the Participant and the denominator of which is the number of months elapsed after the date of the Award to the Participant to the date of achievement of the Performance/Time Goal, multiplied by (ii) the number of shares of subject to the Award
(c)In the event the Participant ceases to be employed for any other reason, all shares subject to the Award which are still unvested shall be forfeited.
8.5Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, determined in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
8.6Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred restricted stock units in lieu of all or a portion of their annual retainer. In addition, if determined by the Board, all of the Directors may elect to receive Other Share-Based Awards in the form of deferred restricted stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment of the deferred restricted stock units.

9.	PERFORMANCE AWARDS
9.1Grants. Performance Awards in the form of Performance Shares or Cash Performance Grants, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.
9.2Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. In the event that any Performance Award is granted with rights to Dividend Equivalents, any such Dividend Equivalents paid with respect to a Performance Award that is subject to restrictions that have not lapsed or has not vested shall be accumulated and shall be paid at the time such restrictions lapse and/or the vesting conditions are satisfied. The terms of Performance Awards need not be the same with respect to each Participant.
9.3Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year unless

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the Performance Award is not payable in Shares. The amount of the Award to be distributed shall be conclusively determined by the Committee. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to grants of up to 10% of the number of Shares available for Awards under Section 3.1(a) on the Effective Date of the Plan.
9.4Payment. Except as provided in Article 11 or as may otherwise be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(M) PROVISIONS
10.1Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.
10.2Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenue; net income (or loss) per share; pre-tax profits; net earnings (or loss); net income (or loss); operating income or loss (before or after taxes); cash flow; cash flow per share (before or after dividends); earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization; total stockholder return relative to assets; total stockholder return relative to peers; customer satisfaction; customer growth; employee satisfaction; gross margin; revenue growth; stock price; market share; sales; earnings (or loss) per share; return on equity; cost reductions; economic value added; product revenue growth; pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; gross profits; comparisons with various stock market indices; return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research,

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development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.
10.3Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances and as allowed pursuant to Section 162(m) of the Code and the regulations thereunder.
10.4Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.
10.5Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any fiscal year of the Company with respect to more than 500,000 Shares for each type of award and (ii) earn more than 500,000 Shares with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any fiscal year of the Company for each type of award that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitation (or, if denominated in cash, toward the dollar amount in the preceding sentence).

11.	CHANGE IN CONTROL PROVISIONS
11.1Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is equal to or less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.
11.2Assumption or Substitution of Certain Awards.
(a)Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation

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Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(b)Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.
(c)The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or

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more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
11.3Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:
(a)if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or
(b)during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)the consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or
(d)the consummation by the Company of a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the combined voting power of the voting securities of the Company as a result of the acquisition of Company voting securities by the Company which reduces the number of Company voting securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company voting securities that increases the percentage of outstanding Company voting securities beneficially owned by such person, a Change in Control of the Company shall then occur.
Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company with the meaning of Section 409A of the Code.

12.	GENERALLY APPLICABLE PROVISIONS
12.1Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would

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result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) materially increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(e) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.
12.2Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.
12.3Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

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12.4Termination of Employment or Services.
(a)The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.
(b)The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any suspension of employment or leave of absence from the Company or a Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an Employee and (ii) the impact, if any, of any such suspension or leave of absence on Awards under the Plan. In the event a Participant transfers employment from the Company to a Subsidiary or from a Subsidiary to the Company, such Participant shall not be deemed to have ceased to be an Employee for purposes of the Plan.
12.5Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
12.6Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred consistent with the requirements of Section 409A of the code. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. Any Dividend Equivalents may be deemed to have been reinvested in additional Shares or otherwise reinvested and all Dividend Equivalents shall be subject to the same vesting or performance conditions as the underlying Award and shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

13.	MISCELLANEOUS
13.1Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

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13.2Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.
13.3Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.
13.4Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
13.5Conditions on Awards. In the event that the employment of a Participant holding any unexercised Option or Stock Appreciation Right, any unearned Performance Award, any unvested or unearned shares of Restricted Stock, any unearned or unvested Restricted Stock Units or any unearned or unvested Other Share-Based Awards shall terminate with the consent of the Committee or by reason of retirement or disability, the rights of such Participant to any such Award shall be subject to the conditions that until any such Option or Stock Appreciation Right is exercised, or any such Performance Award, share of Restricted Stock, Restricted Stock Units or Other Share-Based Award is vested or earned, the Participant shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company (b) not personally, or in conjunction with others, solicit or recruit current employees of the Company or its subsidiaries to leave employment; (c) not in any way disparage the Company, its products and processes or any of its employees or vendors or customers; (d) protect the confidential information of the Company and its trade secrets; and (e) be available, unless the Participant shall have died, at reasonable times for consultations (which shall not require substantial time or effort) at the request of the Company’s management with respect to phases of the business with which the Participant was actively connected during the Participant’s employment, but such consultations shall not (except in the case of a Participant whose active service was outside of the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that any of the above conditions is not fulfilled, the Participant shall forfeit all rights to any unexercised Option or Stock Appreciation Right, Performance Award, shares of Restricted Stock,

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Restricted Stock Units or Other Share-Based Awards held as on the date of the breach of condition. In addition, any Participant may be required to repay the Company an Award, if (i) the Participant is terminated by or otherwise leaves employment with the Company within two years following the vesting date of the Award and such termination of employment arises out, is due to, or is in any way connected with any misconduct or violation of Company policy, or (ii) the Participant becomes employed with a competitor within the two year period following termination, or for any other reason considered by the Committee in its sole discretion to be detrimental to the Company or its interests. Any determination by the Board of Directors of the Company which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in such activity or breached an obligation to the Company as aforesaid shall be conclusive. In the event of a material inaccuracy in the Company’s statements of earnings, gains or other criteria that reduces previously reported net income or increases previously reported net loss, the Company shall have the right to take appropriate action to recoup from a Participant any portion of any Award received by a Participant the payment of which was tied to the achievement of one or more specific earnings targets (e.g., revenue, expenses, operating income, net income, etc.), with respect to the period for which such financial statements are materially inaccurate, regardless of whether such Participant engaged in any misconduct or was at fault or responsible in any way for causing the material inaccuracy, if, as a result of such material inaccuracy, such Participant otherwise would not have received payment in respect of such Award (or portion thereof). In the event that the Company is entitled to, and seeks, recoupment under the previous sentence, such Participant shall promptly reimburse the after-tax portion (after taking into account all available deductions in respect of such reimbursement) of such Award which the Company is entitled to recoup hereunder. In the event that such Participant fails to make prompt reimbursement of any such Award which the Company is entitled to recoup and as to which the Company seeks recoupment hereunder, the Company shall have the right to (i) deduct the amount to be reimbursed hereunder from the compensation or other payments due to the Participant from the Company, or (ii) take any other appropriate action to recoup such payments. The Company’s right of recoupment pursuant to the previous sentence shall apply only if the demand for recoupment is made not later than three (3) years following the payment of the applicable Award. These rights shall be in addition to, and shall not limit, any other rights or remedies that the Company may have under law or in equity, including, without limitation, (i) any right that the Company may have under any other Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Securities Exchange Act of 1934, as amended (as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission).
13.6Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
13.7Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.
13.8Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

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13.9Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.
13.10Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
13.11Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
13.12Governing Law; Jurisdiction. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

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13.13Effective Date of Plan; Termination of Plan. The Plan shall be effective on June 13, 2017, subject to the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award granted on or after the Effective Date shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.
13.14Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.
13.15Compliance with Section 409A of the Code.
(a)This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Each Participant agrees and acknowledges that neither the Company nor any of its affiliates makes any representations with respect to the application of Section 409A of the Code to any Award and, by the acceptance of an Award, the Participant agrees to accept the potential application of Section 409A of the Code to the Award and the other tax consequences of the issuance, vesting, ownership, modification, adjustment, exercise and disposition of the Award. Each Participant agrees to hold harmless and indemnify the Company from any adverse tax consequences to the Participant with respect to an Award and from any action or inaction or omission of the Company pursuant to the Plan or otherwise that may cause an Award to fail to comply with or become subject to Code Section 409A.
(b)To the extent that any payment or benefit is nonqualified deferred compensation subject to Section 409A of the Code, a termination of employment shall not be deemed to occur for purposes of any provision of this Plan or any Award Agreement providing for the payment of any amounts upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any provision of this Plan and any Award Agreement, references to “termination,” “termination of employment” or like terms shall mean “separation from service.” If a Participant is deemed on the date of a separation from service (within the meaning of Section 409A of the Code) to be a “specified employee” (within the meaning of that term under Section 409A(a)(2)(B) of the Code and determined using any identification methodology and procedure selected by the Company from time to time, or, if none, the default methodology and procedure specified under Section 409A of the Code), then with regard to any payment or the provision of any benefit that is nonqualified deferred compensation (within the meaning of Section 409A of the Code) and which is paid as a result of the Participant’s “separation from service,” such payment or benefit shall not be made or provided prior to the date which is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” of the Participant,

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and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay period, all payments and benefits delayed pursuant to this clause (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under this Plan or any Award Agreement shall be paid or provided in accordance with the normal payment date or dates specified for them under the Plan and applicable Award Agreements.
(c)For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments pursuant to this Plan or any Award Agreement shall be treated as a right to a series of separate and distinct payments. Whenever a payment under the Plan or any Award Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.
(d)With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A of the Code, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit; (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided, that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect; and (iii) such payments shall be made on or before the last day of the Participant’s taxable year following the taxable year in which the expense is incurred.
13.16Listing, Registration and Legal Compliance. Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of such Award, or any Shares or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of Shares or other property thereunder, no such Award may be exercised or paid in Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Committee. The holder of the Award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of persons subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award which, in the discretion of the Committee, are necessary or desirable in order to comply with Section 16 and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable or necessary because of foreign, federal or state legal or regulatory requirements to suspend the period during which Options or Stock Appreciation Rights may be exercised, the Committee may, in its discretion and without the holders’ consent, so suspend such period on not less than 5 days prior written notice to the holders thereof.
13.17Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on August 2, 2017.

Vote by Internet
● Go to www.investorvote.com/KEM
● Or scan the QR code with your smartphone
● Follow the steps outlined on the secure website

Vote by telephone
● Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	● Follow the instructions provided by the recorded message

Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

■	Election of Directors – The Board of Directors recommends a vote FOR all the nominees listed (term expires in 2020).
1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Frank G. Brandenberg	☐	☐	☐	02 - Joseph V. Borruso	☐	☐	☐	03 - E. Erwin Maddrey, II	☐	☐	☐

■				Proposals – The Board of Directors recommends a vote FOR Proposals 2, 3 and 4 and every ONE YEAR for Proposal 5.
	For	Against	Abstain			For	Against	Abstain
2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018.	☐	☐	☐	3. The approval of the KEMET Corporation Omnibus Incentive Plan		☐	☐	☐

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
4. Advisory approval of the compensation paid to the company's Named Executive Officers.	☐	☐	☐	5. Advisory vote on the frequency of the advisory approval of the compensation paid to the Named Executive Officers.	☐	☐	☐	☐

■				Non-Voting Items
Change of Address - Please print new address below				Comments - Please print your comments below.

■	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign exactly as your name(s) appear(s) hereon. If the securities are jointly owned, both owners should sign. Full title of one signing in representative capacity should be clearly designated after signature.

Date (mm/dd/yyyy) - Please print date below	Signature 1 - Please keep signature within the box.	Signature 1 - Please keep signature within the box.
/ /

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on August 2, 2017:
The Notice and Proxy Statement and Annual Report are available at http://www.kemet.com/proxymaterials

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606

2017 Annual Meeting of Stockholders
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints PER-OLOF LOOF and R. JAMES ASSAF, and each of them, proxies, with full power of substitution in each, to represent and vote the common stock of KEMET Corporation which the undersigned is entitled to vote, at the 2017 Annual Meeting of Stockholders scheduled to be held August 2, 2017, at 10:30 a.m., EDT, at KEMET Corporation, 2835 Kemet Way, Simpsonville, South Carolina, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if present, with respect to the matters on the reverse side, each of which are proposed by the Board of Directors.

Your shares will be voted as directed herein and in the discretion of the proxies on all other matters that properly come before the 2017 Annual Meeting of Stockholders and any adjournment or postponement thereof. If the proxy is signed and no direction is given for any item, your shares will be voted FOR each of the nominees listed in Proposal 1 FOR Proposals 2, 3 and 4 and for ONE YEAR for Proposal 5.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.